Exhibit 4.45

Dated  24 February 2025

US$53,560,000

SUSTAINABILITY-LINKED TERM LOAN FACILITY

WORLD SHIPPING CO.
HONOR SHIPPING CO. and
MEI SHIPPING CO.
as joint and several Borrowers
and Hedge Guarantors

and

SEANERGY MARITIME HOLDINGS CORP.
as Guarantor

and

PIRAEUS BANK S.A.
as Original Lender

FACILITY AGREEMENT

relating to the refinancing of the existing indebtedness
secured on m.vs. "WORLDSHIP" and "HONORSHIP" and financing part of the acquisition cost of m.v. "BERGE KITA" (tbr. "MEISHIP")

Index

Clause		Page

Section 1 Interpretation		2
1	Definitions and Interpretation	2
Section 2 The Facility		28
2	The Facility	28
3	Purpose	28
4	Conditions of Utilisation	28
Section 3 Utilisation		30
5	Utilisation	30
Section 4 Repayment, Prepayment and Cancellation		33
6	Repayment	33
7	Prepayment and Cancellation	33
Section 5 Costs of Utilisation		37
8	Interest	37
9	Interest Periods	40
10	Changes to the Calculation of Interest	41
11	Fees	42
Section 6 Additional Payment Obligations		43
12	Tax Gross Up and Indemnities	43
13	Increased Costs	46
14	Other Indemnities	48
15	Mitigation by the Lender	50
16	Costs and Expenses	51
Section 7 Guarantees and Joint and Several Liability of Borrowers		53
17	Guarantee and Indemnity - Guarantor	53
18	Joint and several liability of the Borrowers	56
19	Guarantee and Indemnity – Hedge Guarantors	57
Section 8 Representations, Undertakings and Events of Default		61
20	Representations	61
21	Information Undertakings	68
22	Financial Covenants	71
23	General Undertakings	73
24	Insurance Undertakings	80
25	MOA Undertakings	86
26	General Ship Undertakings	86
27	Accounts and application of Earnings	93
28	Security Cover	94
29	Events of Default	96
Section 9 Changes to the Parties		101
30	Changes to the Lender	101
31	Changes to the Transaction Obligors	102
Section 10 Administration		104
32	Payment Mechanics	104
33	Set-Off	106
34	Conduct of Business by the Lender	106
35	Bail-In	106
36	Notices	106
37	Calculations and Certificates	108

38	Partial Invalidity	109
39	Remedies and Waivers	109
40	Entire Agreement	109
41	Settlement or Discharge Conditional	109
42	Irrevocable Payment	109
43	Confidential Information	110
44	Confidentiality of Funding Rates	112
45	Amendments	113
46	Counterparts	113
Section 11 Governing Law and Enforcement		114
47	Governing Law	114
48	Enforcement	114

Schedules

Schedule 1 The Parties		115
	Part A The Obligors	115
	Part B The Original Lender	118
Schedule 2 Conditions Precedent		119
	Part A Conditions Precedent to Utilisation Request	119
	Part B Conditions Precedent to Prepositioning of Funds	122
	Part C Conditions precedent to the Release of Prepositioned Funds	124
Schedule 3 Requests		126
	Part A Utilisation Request	126
	Part B Selection Notice	128
Schedule 4 Timetables		130
Schedule 5 Form of Compliance Certificate		131

Execution

Execution Pages		132

THIS AGREEMENT is made on 24 February 2025

PARTIES

(1)
WORLD SHIPPING CO., a corporation incorporated in the Republic of the Marshall Islands with registration number 109649, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as a borrower ("Borrower A")

(2)
HONOR SHIPPING CO., a corporation incorporated in the Republic of the Marshall Islands with registration number 114553, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as a borrower ("Borrower B")

(3)
MEI SHIPPING CO., a corporation incorporated in the Republic of the Marshall Islands with registration number 129759, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as a borrower ("Borrower C")

(4)
SEANERGY MARITIME HOLDINGS CORP., a corporation incorporated in the Republic of the Marshall Islands with registration number 27721, whose registered address is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands as guarantor (the "Guarantor")

(5)	THE COMPANIES listed in Part A of Schedule 1 (The Parties) as hedge guarantors (the "Hedge Guarantors")

(6)
PIRAEUS BANK S.A., with corporate registration number (GCR NO) 157660660000, having its registered address at 4 Amerikis Street, 105 64 Athens, Greece acting through its office at 170 Alexandras Avenue, 11521 Athens 105 64, Greece as lender (the "Original Lender")

BACKGROUND

(A)	The Lender has agreed to make available to the Borrowers a facility in aggregate of up to $53,560,000 in two Tranches as follows:

(i)	Tranche A in an amount equal to the lesser of (a) US$24,000,000 and (b) the Existing Indebtedness as at the Utilisation Date, for the purpose of refinancing the Existing Indebtedness; and

(ii)
Tranche B in an amount equal to the lesser of (a) US$29,560,000, (b) 80 per cent. of the Purchase Price of Ship C, (c) 76 per cent. of the Initial Market Value of Ship C, (d) such amount which when added to Tranche A results in a Loan amount which does not exceed 52 per cent. of the aggregate Initial Market Value of the Ships and (e) such amount which when added to Tranche A results in a Loan amount which does not exceed 53.1 per cent. of the aggregate of the Initial Market Value of Ship A and Ship B plus the Purchase Price of Ship C, for the purpose of part financing the Purchase Price payable for Ship C under the MOA.

(B)	The Lender may enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers' exposure under this Agreement to interest rate fluctuations.

OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Account" means an Operating Account or the Pledged Deposit Account.

"Account Bank" means Piraeus Bank S.A. acting through its office at 4 Amerikis Street, 105 64 Athens, Greece or acting through its branch at 170 Alexandras Avenue, 115 21 Athens, Greece or any replacement bank or other financial institution as may be approved by the Lender in its discretion.

"Account Security" means a document creating Security over an Account, in agreed form.

"AER" means, in relation to a Ship, the energy efficiency ratio of that Ship using the parameters of fuel consumption, distance travelled and deadweight at maximum summer draught, reported in unit grams of CO2 per tonne per mile and calculated as follows:

where:

(a)	Ci is based on fuel consumption multiplied by the relevant CO2 factor per departure voyage i;

(b)	dwt is the deadweight at maximum summer draught of that Ship;

(c)	Di is the distance travelled on the voyage; and

(d)	such calculation is based on all voyages performed by that Ship over a Sustainability Period.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Applicable Margin" means, at any time at which it falls to be determined, the Initial Margin as the same may be reduced by the Sustainability Pricing Adjustment in accordance with Clause 8.6 (Sustainability Pricing Adjustment).

"Approved Brokers" means any firm or firms of insurance brokers approved in writing by the Lender.

"Approved Classification" means:

(a)	in relation to a Ship A, A1 Bulk carrier BC-A (Holds 2, 4, 6 & 8 may be empty), ESP, AMS, ACCU, CPS, CSR;

(b)	in relation to Ship B, I HULL MACH Bulk carrier ESP -heavy cargo -nonhomload (holds 2, 4, 6, 8 may be empty) Unrestricted navigation AUT-UMS, MON-SHAFT, INWATERSURVEY; or

(c)	in relation to Ship C, NS*(CSR,BC-XII, GRAB 20, PSPC-WBT, 1C)(ESP)(IWS)(PSCM) NMS*,

with the relevant Approved Classification Society or the equivalent classification with another Approved Classification Society.

"Approved Classification Society" means:

(a)	in relation to Ship A, ABS;

(b)	in relation to Ship B, Bureau Veritas; or

(c)	in relation to Ship C, NKK,

or any other classification society being a member of the International Association of Classification Societies which is approved in writing by the Lender.

"Approved Commercial Manager" means:

(a)
Seanergy Management Corp., a corporation incorporated in the Republic of the Marshall Islands with registration number 29849, whose registered address is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands;

(b)
Fidelity Marine Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands; or

(c)	any other person approved in writing by the Lender as the commercial manager of a Ship.

"Approved Crew Manager" means:

(a)	V. Group Manpower Services of England & Wales whose registered address is at 63 Queen Victoria Street, London;

(b)	V.Ships Greece Ltd. a corporation incorporated in Bermuda having a registered office at 3rd floor, Par-La-Ville Place, 14 Par-La-Ville Road, Hamilton HM 08, Bermuda;

(c)	Global Seaways S.A. of the Republic of the Marshall Islands, with registered address at Ajeltake Road, Ajeltake Island, Majuro, MH 96960; or

(d)	any other person approved in writing by the Lender as the crew manager of a Ship.

"Approved Flag" means the flag of the Republic of the Marshall Islands or such other flag and, if applicable, port of registry approved in writing by the Lender.

"Approved Manager" means the Approved Commercial Manager, the Approved Technical Manager or the Approved Crew Manager.

"Approved Technical Manager" means:

(a)	V.Ships Greece Ltd. a corporation incorporated in Bermuda having a registered office at 3rd floor, Par-La-Ville Place, 14 Par-La-Ville Road, Hamilton HM 08, Bermuda;

(b)	V.Ships Limited, a corporation incorporated and existing under the laws of Cyprus whose registered office is at Zenas Gunther, 16-18, Agia Triada, 3035 Limassol, Cyprus;

(c)
Seanergy Shipmanagement Corp., a corporation incorporated in the Republic of the Marshall Islands with registration number 71736, whose registered address is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands; or

(d)	any other person approved in writing by the Lender as the technical manager of a Ship.

"Approved Valuer" means any reputable firm or firms of independent sale and purchase shipbrokers approved in writing by the Lender in its discretion.

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Assignable Charter" means:

(a)	each Existing Charter; or

(b)
in relation to a Ship, and any other time charterparty, consecutive voyage charter or contract of affreightment in respect of that Ship having a duration (or capable of having a duration) of more than 13 months and any guarantee of the obligations of the charterer under such charter in each case made on terms and with a charterer acceptable in all respects to the Lender.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

"Availability Period" means the period from and including the date of this Agreement to and including 30 April 2025 or such later date as may be approved in writing by the Lender in its discretion.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)
in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

"Balloon Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Borrower" means Borrower A, Borrower B or Borrower C.

"Break Costs" means the amount (if any) by which:

(a)
the interest which the Lender should have received for the period from the date of receipt of all or any part of the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds

(b)
the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Athens and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York in relation to the fixing of an interest rate, which is a US Government Securities Business Day and in respect of a day on which a payment is required to be made under the MOA, also in Japan.

"Charter" means, in relation to a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence, including (without limitation) each Existing Charter and any Assignable Charter.

"Charter Guarantee" means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.

"Charterparty Assignment" means the assignment creating Security over the rights of the relevant Borrower under any Assignable Charter and any Charter Guarantee relative thereto in agreed form.

"CME Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

"Code" means the US Internal Revenue Code of 1986.

"Commitment" means the amount of $53,560,000 to the extent not cancelled or reduced under this Agreement.

"Compliance Certificate" means a certificate in the form set out in Schedule 5 (Form of Compliance Certificate) or in any other form agreed between the Guarantor and the Lender.

"Confidential Information" means all information relating to any Transaction Obligor, the Group, the Finance Documents or the Facility of which the Lender becomes aware in its capacity as, or for the purpose of becoming, the Lender or which is received by the Lender in relation to, or for the purpose of becoming the Lender under, the Finance Documents or the Facility from any Transaction Obligor, any member of the Group or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 43 (Confidential Information); or

(b)	is identified in writing at the time of delivery as non-confidential by any Transaction Obligor, any member of the Group or any of its advisers; or

(c)
is known by the Lender before the date the information is disclosed to it by any Transaction Obligor, any member of the Group or any of its advisers or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with any Transaction Obligor or the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Lender.

"Default" means an Event of Default or a Potential Event of Default.

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Lender.

"Delivery Date" means the date on which Ship C is delivered by the Seller to, and accepted by, Borrower C under the MOA.

"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Transaction Obligor; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Transaction Obligor preventing that, or any other, Party or, if applicable, any Transaction Obligor:

(i)	from performing its payment obligations under the Finance Documents to which it is a party; or

(ii)	from communicating with other Parties or, if applicable, any Transaction Obligor in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Transaction Obligor whose operations are disrupted.

"Document of Compliance" has the meaning given to it in the ISM Code.

"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.

"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Lender and which arise out of or in connection with or relate to the use or operation of that Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Lender, pooled or shared with any other person:

(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;

(ii)	the proceeds of the exercise of any lien on sub-freights;

(iii)	compensation payable to a Borrower or the Lender in the event of requisition of that Ship for hire or use;

(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;

(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(viii)	all monies which are at any time payable to a Borrower in relation to general average contribution; and

(b)
if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Law.

"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)
any release, emission, spill or discharge of Environmentally Sensitive Material whether within a Ship or from a Ship into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which any Ship is actually or potentially liable to be arrested and/or where any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

"Environmental Law" means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"EU Bail-In Legislation Schedule" means the document described as such and published by the LMA from time to time.

"EU Ship Recycling Regulation" means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC.

"Event of Default" means any event or circumstance specified as such in Clause 29 (Events of Default).

"Existing Charter" means:

(a)	in relation to Ship A, the time charter dated 21 December 2023 made between Borrower A and the Existing Charterer for a period of minimum 21 (twenty-one) to about 24 (twenty-four) months; and

(b)	in relation to Ship B, the time charter dated 23 June 2022 made between Borrower B and the Existing Charterer for a period of minimum 20 (twenty) to about 24 (twenty-four) months,

in each case, as from time to time amended, varied, extended, novated or supplemented in accordance with the terms of the Finance Documents

"Existing Charterer" means Nippon Yusen Kabushiki Kaisha, a company incorporated under the laws of Japan and having its registered office at 3-2 Marunouchi 2-Chome, Chiyoda-Ku, Tokyo, 100-0005, Japan.

"Existing Facility Agreement" means the facility agreement dated 22 June 2022 (as amended and supplemented by a side letter dated 24 June 2022, a first supplemental agreement dated 3 July 2023, an overriding agreement dated 3 July 2023 and a second supplemental agreement dated 29 November 2024) and entered into between Borrower A and Borrower B as joint and several borrowers and hedge guarantors and the Original Lender as lender, to refinance the then existing indebtedness secured on Ship A and finance part of the acquisition cost of Ship B.

"Existing Indebtedness" means, at any date, the outstanding Financial Indebtedness of Borrower A and Borrower B on that date under the Existing Facility Agreement.

"Existing Security" means any Security created to secure the Existing Indebtedness.

"Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

"Facility Office" means the office or offices through which the Lender will perform its obligations under this Agreement.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Fleet Vessels" means the vessels from time to time owned by the members of the Group and "Fleet Vessel" means any of them.

"Finance Document" means:

(a)	this Agreement;

(b)	any Hedging Agreement;

(c)	the Utilisation Request;

(d)	any Security Document;

(e)	any Subordination Deed;

(f)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or

(g)	any other document designated as such by the Lender and the Borrowers.

"Financial Indebtedness" means any indebtedness for or in relation to:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"Funding Rate" means any individual rate notified by the Lender to an Obligor pursuant to any Finance Document.

"GAAP" means generally accepted accounting principles in the US or IFRS.

"General Assignment" means, in relation to a Ship, the general assignment creating Security over:

(a)	that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship; and

(b)	any Charter and any Charter Guarantee in relation to that Ship,

in agreed form.

"Group" means the Guarantor and its Subsidiaries (including, for the avoidance of doubt, the Borrowers) at any given time (which are consolidated for the purposes of its Financial Statements) and "member of the Group" shall be construed accordingly.

"Hedge Receipts" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower under a Hedging Agreement.

"Hedging Agreement" means any master agreement, confirmation, transaction, schedule or other agreement in agreed form entered into or to be entered into by the Borrowers and the Lender in accordance with Clause 8.5 (Hedging) for the purpose of hedging interest payable under this Agreement.

"Hedging Agreement Security" means, in relation to a Borrower, a hedging agreement security creating Security over that Borrower's rights and interests in any Hedging Agreement, in agreed form.

"Hedging Close-Out Liabilities" means, as at any relevant date, the amount certified by the Lender as the net aggregate amount in dollars which would be payable by a Borrower under any Hedging Agreement to which that Borrower is a party at the relevant determination date as a result of termination of closing out under such Hedging Agreements.

"Hedging Prepayment Proceeds" means any Hedge Receipts arising as a result of termination or closing out under a Hedging Agreement.

"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.

"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

"Indemnified Person" has the meaning given to it in Clause 14.2 (Other indemnities).

"Initial Market Value" means, in relation to a Ship, the Market Value of that Ship determined in accordance with the valuation referred to in paragraph 6.1 of Part A of Schedule 2 (Conditions Precedent).

"Insurances" means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, the Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

"Initial Margin" means 2.05 per cent. per annum.

"Interest Payment Date" has the meaning given to it in paragraph (a) of Clause 8.2 (Payment of interest).

"Interest Period" means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9.1 (Selection of Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

"Interpolated CME Term SOFR" means, in relation to the Loan or any part of the Loan, the rate (rounded to the same number of decimal places as CME Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the applicable CME Term SOFR (as of the Quotation Day) for the longest period (for which CME Term SOFR is available) which is less than the Interest Period of the Loan or that part of the Loan; or

(ii)
if no such CME Term SOFR is available for a period which is less than the Interest Period of the Loan or that part of the Loan, SOFR for the day which is two US Government Securities Business Days before the Quotation Day; and

(b)	the applicable CME Term SOFR (as of the Quotation Day) for the shortest period (for which CME Term SOFR is available) which exceeds the Interest Period of the Loan or that part of the Loan.

"ISDA Master Agreement" means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

"ISSC" means an International Ship Security Certificate issued under the ISPS Code.

"Inventory of Hazardous Materials" means an inventory certificate or statement of compliance (as applicable) issued by the relevant classification society or shipyard authority which is supplemented by a list of any and all materials known to be potentially hazardous utilised in the construction of, or otherwise installed on, any Ship, pursuant to the requirements of the EU Ship Recycling Regulation.

"Lender" means:

(a)	the Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become the Lender in accordance with Clause 30 (Changes to the Lender),

which in each case has not ceased to be a Party in accordance with this Agreement.

"LMA" means the Loan Market Association or any successor organisation.

"Loan" means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a "part of the Loan" means a Tranche, a part of a Tranche or any other part of the Loan as the context may require.

"Major Casualty" means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $750,000 or the equivalent in any other currency.

"Management Agreement" means, in relation to a Ship, any agreement entered into between the Borrower as the owner of that Ship and an Approved Manager regarding the commercial and/or (as applicable) the technical management and/or (as applicable) the crew management of that Ship.

"Manager's Undertaking" means, in relation to a Ship, the letter of undertaking from each of its Approved Managers, subordinating the rights of that Approved Manager against that Ship and the relevant Borrower to the rights of the Lender and including (inter alia) a first priority assignment of that Approved Manager's rights, title and interest in the Insurances of that Ship in agreed form.

"Market Value" means, in relation to a Ship or any other vessel, at any date, an amount determined by the Lender as being an amount equal to the market value of that Ship or vessel shown by a valuation prepared:

(a)	as at a date not more than 14 days previously (and in respect of an Initial Market Value, 30 days previously);

(b)	by an Approved Valuer (appointed by, and reporting to, the Lender);

(c)	with or without physical inspection of that Ship or such other vessel (as the Lender may require); and

(d)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any Charter.

"Material Adverse Effect" means in the opinion of the Lender a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Transaction Obligor, any member of the Group or the Group as a whole; or

(b)	the ability of any Transaction Obligor to perform its obligations under any Finance Document; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of the Lender under any of the Finance Documents.

"MOA" means the memorandum of agreement dated 12 December 2024 and made between (originally) (i) the Guarantor as buyer for a company to be nominated and (ii) the Seller, as amended by an addendum no.1 dated 11 February 2025 pursuant to which the Guarantor nominated Borrower C as buyer, and addendum no. 2 dated      23   February 2025, and as from time to time further amended or supplemented in accordance with the terms of this Agreement, for the purchase of Ship C.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"Mortgage" means, in relation to a Ship, the first priority or, as the case may be, preferred Approved Flag ship mortgage on that Ship (together with, if applicable, the deed of covenants collateral thereto) in agreed form.

"Obligor" means a Borrower, the Guarantor or a Hedge Guarantor.

"Operating Account" means, in relation to a Borrower:

(a)	an account in the name of that Borrower with the Account Bank designated "[Name of Borrower] - Operating Account";

(b)
any other account in the name of that Borrower with the Account Bank which may, with the prior written consent of the Lender, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs (a) or (b) above.

"Original Financial Statements" means the audited financial statements of the Guarantor for its financial year ended 31 December 2023.

"Original Jurisdiction" means, in relation to a Transaction Obligor, the jurisdiction under whose laws that Transaction Obligor is incorporated as at the date of this Agreement.

"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).

"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Permitted Charter" means, in relation to a Ship, a Charter:

(a)	which is a time, voyage or consecutive voyage charter;

(b)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 13 months plus a redelivery allowance of not more than 30 days;

(c)	which is entered into on bona fide arm's length terms at the time at which that Ship is fixed; and

(d)	in relation to which not more than two months' hire is payable in advance,

and any other Charter (including, for the avoidance of doubt, each Existing Charter) which is approved in writing by the Lender.

"Permitted Financial Indebtedness" means:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)	in relation to Borrower A and Borrower B, until the Delivery Date, the Existing Indebtedness;

(c)	any Financial Indebtedness incurred in a Borrower's or each Approved Manager's course of ordinary business; and

(d)
any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to a Subordination Deed or otherwise and which is, in the case of any such Financial Indebtedness of a Borrower, the subject of Subordinated Debt Security.

"Permitted Security" means:

(a)	Security created by the Finance Documents;

(b)	in relation to Borrower A, Borrower B, Ship A and Ship B, until the Delivery Date, the Existing Security;

(c)	liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice and not being enforced through arrest;

(d)	liens for salvage;

(e)	liens for master's disbursements incurred in the ordinary course of trading in accordance with first class ship ownership and management practice and not being enforced through arrest; and

(f)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship:

(i)	not as a result of any default or omission by any Borrower;

(ii)	not being enforced through arrest; and

(iii)	subject, in the case of liens for repair or maintenance, to Clause 26.16 (Restrictions on chartering, appointment of managers etc.),

provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps and for the payment of which adequate reserves are held and provided further that such proceedings do not give rise to a material risk of the relevant Ship or any interest in it being seized, sold, forfeited or lost).

"Pledged Deposit" means the amount maintained in the Pledged Deposit Account pursuant to Clause 23.23 (Pledged deposit).

"Pledged Deposit Account" means:

(a)	an account in the name of Borrower A with the Account Bank designated "World Shipping Co. - Pledged Deposit Account";

(b)
any other account in the name of either the Borrowers or the Corporate Guarantor with the Account Bank which may, with the prior written consent of the Lender, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in paragraphs(a) or (b) above.

"Potential Event of Default" means any event or circumstance specified in Clause 29 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Prohibited Person" means any person who is the subject of Sanctions (whether designated by name or by reason of being included in a class of persons to whom the applicable Sanctions apply in accordance with their terms) provided that, in the case of a person:

(a)	who is not themselves a Transaction Obligor, a Subsidiary of a Transaction Obligor, one of their respective directors, officers or employees or an agent of any of them; and

(b)	who is targeted only by "sectoral sanctions," or other Sanctions that do not generally prohibit transactions with such person,

such person shall be a Prohibited Person with respect to a transaction only to the extent that:

(i)
a Transaction Obligor, the Lender or any other person organised or resident in the US, UK or EU would be prohibited by the law of such jurisdiction from entering into, directly or indirectly, such transaction with such person; or

(ii)	the transaction involving such person would require a specific Authorisation by an applicable Sanctions authority (unless such specific Authorisation has been granted).

"Purchase Price" means, in relation to Ship C, the total price of US$37,000,000 payable for it under clause 1 of the MOA.

"Quotation Day" means, in relation to any period for which an interest rate is to be determined two US Government Securities Business Days before the first day of that period unless market practice differs in the relevant loan market in which case the Quotation Day will be determined by the Lender in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

"Reference Rate" means, in relation to the Loan or any part of the Loan:

(a)	the applicable CME Term SOFR as of the Quotation Day and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of CME Term SOFR),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

"Relevant Jurisdiction" means, in relation to a Transaction Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

"Relevant Market" means the market for overnight cash borrowing collateralised by US Government Securities.

"Repayment Date" means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

"Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Repeating Representation" means each of the representations set out in Clause 20 (Representations) except Clause 20.10 (Insolvency), Clause 20.11 (No filing or stamp taxes) and Clause 20.12 (Deduction of Tax), 20.13(c) (No Default) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Requisition" means, in relation to a Ship:

(a)
any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever.

"Requisition Compensation" includes all compensation or other moneys payable to a Borrower by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Safekeeping Securities Account" means the account opened or to be opened by the Lender with the Shipping Branch located at 137-139 Filonos Street, Piraeus, Greece Lending Office for the safekeeping of the shares held by the Lender in the issued shares of each Borrower and which shall be pledged in favour of the Lender pursuant to each Shares Security.

"Safety Management Certificate" has the meaning given to it in the ISM Code.

"Safety Management System" has the meaning given to it in the ISM Code.

"Sanctioned Country" means a country or territory whose government is the target of Sanctions or that is subject to comprehensive country-wide or territory-wide Sanctions (including, without limitation, as regards United States Sanctions, Crimea, Donetsk oblast, Luhansk oblast, Zaporizjzja oblast, Kherson oblast, Cuba, Syria, Iran, North Korea and Venezuela).

"Sanctioned Ship" means a ship which is the subject of Sanctions.

"Sanctions" means any sanctions (including US "secondary sanctions"), embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or the United States of America; or

(b)
otherwise imposed by any law or regulation binding on a Transaction Obligor or a Third Party Manager or a member of the Group or to which a Transaction Obligor or a Third Party Manager or a member of the Group is subject.

"Sanctions Advisory" means the Sanctions Advisory for the Maritime Industry, Energy and Metals Sectors, and Related Communities issued May 14, 2020 by the US Department of the Treasury, Department of State and Coast Guard, as may be amended or supplemented, and any similar future advisory.

"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to the Lender under or in connection with each Finance Document.

"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

"Security Assets" means all of the assets of the Transaction Obligors and any Third Party Manager which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Security Cover Ratio" means the ratio of the aggregate Market Value of the Ships plus the Pledged Deposit and the net realisable value of any additional Security previously provided under Clause 27 (Security Cover) expressed as a percentage of the aggregate of (a) the Loan and (b) the Hedging Close-Out Liabilities.

"Security Document" means:

(a)	any Shares Security;

(b)	any Account Security;

(c)	any Hedging Agreement Security;

(d)	any Mortgage;

(e)	any General Assignment;

(f)	any Charterparty Assignment;

(g)	any Manager's Undertaking;

(h)	any Subordinated Debt Security;

(i)	any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or

(j)	any other document designated as such by the Lender and the Borrowers

"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Lender is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

"Security Property" means:

(a)	the Transaction Security expressed to be granted in favour of the Lender and all proceeds of that Transaction Security;

(b)
all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Lender and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Lender; and

(c)	the Lender's interest in any turnover trust created under the Finance Documents.

"Selection Notice" means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9.1 (Selection of Interest Periods).

"Seller" means Catalina Shipping S.A., a company incorporated in the Republic of Panama with registered address at 53rd E Street, Urbanizacion Marbella, MMG Tower, 16th Floor, Panama, Republic of Panama.

"Shares Security" means, in relation to a Borrower, a document creating Security over (inter alia) the shares in that Borrower held in the Safekeeping Securities Account, in agreed form.

"Ship" means Ship A, Ship B or Ship C.

"Ship A" means the 2012-built bulker vessel "WORLDSHIP" having a gross tonnage of 93,074 tones and a net tonnage of 60,504 tones with IMO no. 9624457 registered in the name of Borrower A under an Approved Flag (which at the date of this Agreement is the Marshall Islands flag) and everything now or in the future belonging to her on board and ashore.

Ship B" means the 2010-built bulker vessel "HONORSHIP" having a gross tonnage of 90,423 tonnes and a net tonnage of 59,281 tonnes with IMO no. 9489845 registered in the name of Borrower B under an Approved Flag (which at the date of this Agreement is the Marshall Islands flag) and everything now or in the future belonging to her on board and ashore.

"Ship C" means the 2013-built bulker vessel "BERGE KITA" having a gross tonnage of 107,229 tonnes and a net tonnage of 69,478 tonnes with IMO no. 9667411 which is to be purchased by Borrower C under the MOA and on and from delivery is to be renamed "MEISHIP" and registered in the name of Borrower C under an Approved Flag and everything now or in the future belonging to her on board and ashore.

"SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

"Specified Time" means a day or time determined in accordance with Schedule 4 (Timetables).

"Subordinated Creditor" means:

(a)	any Transaction Obligor; or

(b)	any other person subject to the consent of the Lender who becomes a Subordinated Creditor in accordance with this Agreement.

"Subordinated Debt Security" means a Security over Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Lender in an agreed form.

"Subordinated Finance Document" means:

(a)	a Subordinated Loan Agreement; and

(b)	any other document relating to or evidencing Subordinated Liabilities.

"Subordinated Liabilities" means all indebtedness owed or expressed to be owed by a Borrower to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.

"Subordinated Loan Agreement" means any loan agreement made between (i) a Borrower and (ii) a Subordinated Creditor.

"Subordination Deed" means a subordination deed entered into or to be entered into by, inter alia, a Subordinated Creditor, a Borrower and the Lender, in agreed form.

"Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

"Sustainability Pricing Adjustment" has the meaning given to it in Clause 8.6 (Sustainability Pricing Adjustment).

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Credit" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Payment" has the meaning given to it in Clause 12.1 (Definitions).

"Termination Date" means the date falling five years after the Utilisation Date.

"Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights).

"Third Party Manager" means an Approved Manager if such Approved Manager is not a member of the Group.

"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship; or

(b)	any Requisition of that Ship unless that Ship is returned to the full control of the relevant Borrower within 30 days of such Requisition.

"Total Loss Date" means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with that Ship's insurers in which the insurers agree to treat that Ship as a total loss;

(c)	in the case of a Requisition, the date on which that Requisition occurs; and

(d)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Lender that the event constituting the total loss occurred.

"Tranche" means Tranche A or Tranche B.

"Tranche A" means that part of the Loan made or to be made available to the Borrowers to refinance the Existing Indebtedness in a principal amount not exceeding that specified in sub-paragraph (i) of paragraph (b) of Clause 5.3 (Currency and amount).

"Tranche B" means that part of the Loan made or to be made available to the Borrowers to assist Borrower C to part finance the acquisition of Ship C in a principal amount not exceeding that specified in sub-paragraph (ii) of paragraph (b) of Clause 5.3 (Currency and amount).

"Transaction Document" means:

(a)	a Finance Document;

(b)	a Subordinated Finance Document;

(c)	any Management Agreement;

(d)	any Charter;

(e)	the MOA;

(f)	any related Charter Guarantee; or

(g)	any other document designated as such by the Lender and the Borrowers.

"Transaction Obligor" means an Obligor, each Approved Manager (other than any Third Party Manager) or any other member of the Group who executes a Transaction Document.

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

"UK Bail-In Legislation" means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"UK Establishment" means a UK establishment as defined in the Overseas Regulations.

"Unpaid Sum" means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.

"US" means the United States of America.

"US Government Securities Business Day" means any day other than:

(a)	a Saturday or a Sunday; and

(b)
a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

"US Tax Obligor" means:

(a)	a person which is resident for tax purposes in the US; or

(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

"Utilisation" means the utilisation of the Facility.

"Utilisation Date" means the date on which the Loan is to be made.

"Utilisation Request" means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

"VAT" means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)
any other tax of a similar nature, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

"Write-down and Conversion Powers" means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)
in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the "Account Bank", any "Borrower", the "Lender", any "Obligor", any "Party", any "Transaction Obligor" or any other person shall be construed so as to include its successors in title and permitted assigns;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a liability which is "contingent" means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	"document" includes a deed and also a letter, fax, email or telex;

(v)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)
the Lender's "cost of funds" in relation to the Loan or any part of the Loan is a reference to the average cost (determined either on an actual or a notional basis) which the Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of the Loan or that part of the Loan for a period equal in length to the Interest Period of the Loan or that part of the Loan;

(vii)
a "Finance Document", a "Security Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, replaced, novated, supplemented, extended or restated;

(viii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)
"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(x)	"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(xi)
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xii)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiii)	a provision of law is a reference to that provision as amended or re-enacted from time to time;

(xiv)	a time of day is a reference to Athens time;

(xv)
any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xvi)	words denoting the singular number shall include the plural and vice versa;

(xvii)	"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used; and

(xviii)
a reference to a "Ship", its name, its flag and, if applicable, its port of registry shall include any replacement name, flag and, if applicable, replacement port of registry, in each case, as may be approved in writing from time to time by the Lender.

(b)
The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3	Construction of insurance terms

In this Agreement:

"approved" means, for the purposes of Clause 24 (Insurance Undertakings), approved in writing by the Lender.

"excess risks" means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

"obligatory insurances" means all insurances effected, or which any Borrower is obliged to effect, under Clause 24  (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.

"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association which is a member of the International Group of protection and indemnity associations, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

"war risks" includes the risk of mines and all risks excluded by clauses 29, 30 or 31 of the International Hull Clauses (1/11/02), clauses 29 or 30 of the International Hull Clauses (1/11/03), clauses 24, 25 or 26 of the Institute Time Clauses (Hulls) (1/11/95) or clauses 23, 24 or 25 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provision.

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by each Borrower and the Lender); or

(b)	in any other form agreed in writing between each Borrower and the Lender.

1.5	Third party rights

(a)
Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)
Subject to paragraph (c) below but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
Any Affiliate or Receiver or Delegate or any other person described in paragraph (f) of Clause 14.2 (Other indemnities) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

2	THE FACILITY

Subject to the terms of this Agreement, the Lender makes available to the Borrowers a dollar term loan facility comprised of two Tranches in a single advance in an aggregate amount not exceeding the Commitment.

3	PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility only for the purposes stated in the preamble (Background) to this Agreement.

3.2	Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrowers may not deliver the Utilisation Request unless the Lender has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lender.

4.2	Further conditions precedent

The Lender will only be obliged to comply with Clause 5.4 (Loan) if:

(a)	on the date of the Utilisation Request and on the proposed Utilisation Date and before the Loan is made available:

(i)	no Default has occurred and is continuing or would result from the proposed Loan;

(ii)	the Repeating Representations to be made by each Transaction Obligor are true;

(iii)	no event described in paragraph (a) of Clause 7.5 (Change of control) has occurred;

(iv)	no Ship has been sold nor become a Total Loss;

(v)	no event or series of events has occurred which is likely to have a Material Adverse Effect; and

(vi)	no event has occurred which would give rise to the provisions of Clause 10.3 (Cost of funds); and

(b)
the Lender has received on or before the Utilisation Date, or is satisfied it will receive when the Loan is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lender.

4.3	Conditions precedent to release of the Loan or part thereof to the Seller

The Lender shall only be obliged to comply with Clauses 5.4 (Loan) and 5.9 (Release of prepositioned funds) and release the Loan or part thereof to the Seller as designated by the Borrowers in the Utilisation Request on the Delivery Date if:

(a)	on the Delivery Date and before the Loan or part thereof is released:

(i)	no Default has occurred and is continuing or would result from the proposed Loan;

(ii)	the Repeating Representations to be made by each Transaction Obligor are true;

(iii)	no Ship has been sold or become a Total Loss;

(iv)	no event or series of events has occurred which is likely to have a Material Adverse Effect;

(v)	no event has occurred which would give rise to the provisions of Clause 10.3 (Cost of funds); and

(b)
on or before the Delivery Date, the Lender has received or is satisfied that it will receive when the Loan or part thereof is released, all of the documents and other evidence listed in Part C of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lender.

4.4	Notification of satisfaction of conditions precedent

The Lender shall notify the Borrowers promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent), Clause 4.2 (Further Conditions precedent) and, as the case may be, Clause 4.3 (Conditions precedent to release of the Loan or part thereof to the Seller).

4.5	Waiver of conditions precedent

If the Lender, at its discretion, permits any part of the Loan to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) or Clause 4.3 (Conditions precedent to release of the Loan or part thereof to the Seller) has been satisfied, the Borrowers shall ensure that that condition is satisfied within five Business Days after the Utilisation Date or such later date as the Lender may agree in writing with the Borrowers.

SECTION 3

UTILISATION

5	UTILISATION

5.1	Delivery of the Utilisation Request

The Borrowers may make one Utilisation only under the Facility by delivery to the Lender of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of the Utilisation Request

(a)	The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Loan, and each Tranche, comply with Clause 5.3 (Currency and amount);

(iii)	all applicable deductible items have been completed; and

(iv)	the proposed Interest Period complies with Clause 9.1 (Selection of Interest Periods).

(b)	Only one Utilisation may be requested in the Utilisation Request.

(c)	Both Tranches shall be requested and utilised simultaneously.

5.3	Currency and amount

(a)	The currency specified in the Utilisation Request must be dollars.

(b)	The amount of the proposed Loan must be an aggregate amount which:

(i)	in relation to Tranche A, is equal to the lesser of (a) US$24,000,000 and (b) the Existing Indebtedness as at the Utilisation Date; and

(ii)
in relation to Tranche B, is equal to the lesser of (a) US$29,560,000, (b) 80 per cent. of the Purchase Price of Ship C, (c) 76 per cent. of the Initial Market Value of Ship C, (d) such amount which when added to Tranche A results in a Loan amount which does not exceed 52 per cent. of the aggregate Initial Market Value of the Ships and (e) such amount which when added to Tranche A results in a Loan amount which does not exceed 53.1 per cent. of the aggregate of the Initial Market Value of Ship A and Ship B plus the Purchase Price of Ship C.

5.4	Loan

If the conditions set out in this Agreement have been met, the Lender shall make the Loan or part thereof available by the Utilisation Date through its Facility Office.

5.5	Cancellation of Commitment

On the earlier of the date on which the Loan has been made and the end of the Availability Period any Commitment which is then unutilised shall be cancelled.

5.6	Retentions and Payments to Borrowers

The Borrower irrevocably authorises the Lender:

(a)
to deduct from the proceeds of the Loan any fees then payable to the Lender in accordance with Clause 11 (Fees) and any other items listed as deductible items in the Utilisation Request and to apply them in payment of the items to which they relate; and

(b)	on the Utilisation Date, to pay to, or for the account of, the Borrowers the balance (after any deduction made in accordance with paragraph (a) above) of the Loan. That payment shall be made:

(i)
in relation to Tranche A, by making payment of such amount which the Borrowers specify in the Utilisation Request to the Operating Account of Borrower A into which such amount shall remain pledged and restricted and shall not be withdrawn until the Lender has received all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lender, whereupon the part of the Loan under Tranche A shall be onwards transmitted to an account of the Lender and be applied against repayment in full to the Lender of the Existing Indebtedness; and

(ii)	in relation to Tranche B, the payment shall be made to the account which the Borrowers specify in the Utilisation Request,

in each case subject to the provisions of Clause 4.2 (Further conditions precedent), Clause 4.3 (Conditions precedent to release of the Loan or part thereof to the Seller) and Clause 4.4 (Notification of satisfaction of conditions precedent).

5.7	Disbursement of Loan to third party

Payment by the Lender under Clause 5.6 (Retentions and Payments to Borrowers) to a person other than a Borrower shall constitute the making of the Loan and the Borrowers shall at that time become indebted, as principal and direct obligors, to the Lender in an amount equal to that part of the Loan.

5.8	Prepositioning of funds

If, in respect of Tranche B, the Lender, at the request of the Borrowers and on terms acceptable to the Lender and in its absolute discretion, prepositions funds with the Seller's bank or the bank of a law firm, approved in writing by the Lender to act as escrow agent (the "Prepositioning Agent"):

(a)	each Borrower and the Guarantor:

(i)
agree to pay interest on the amount of the funds so prepositioned at the rate described in Clause 8.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on the Loan after the Utilisation Date or, if such Utilisation Date does not occur, within three Business Days of demand by the Lender; and

(ii)	shall, without duplication, indemnify the Lender against any costs, loss or liability it may incur in connection with such arrangement; and

(b)
such funds shall be held to the order of the Lender until such time as the Lender confirms in writing to the Seller's bank or the Prepositioning Agent or the holder of any other account as specified in the Utilisation Request that the Loan or any part thereof may be released to the Seller or other party respectively in accordance with Clause 5.9 (Release of prepositioned funds).

5.9	Release of prepositioned funds

The Lender shall, on the Delivery Date, instruct the Seller's bank or the Prepositioning Agent to release the Loan or part thereof to the Seller or to such other account subject to the provisions of Clause 4.3 (Conditions precedent to release of the Loan to the Seller) and Clause 4.4 (Notification of satisfaction of conditions precedent).

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	REPAYMENT

6.1	Repayment of Loan

The Borrowers shall repay the Loan by 20 equal consecutive quarterly principal instalments, each in an amount of $1,450,000, the first of which shall be repaid on the date falling 3 Months after the Utilisation Date, each subsequent instalment at three monthly intervals thereafter and the last, payable together with a balloon instalment in an amount of $24,560,000 (the "Balloon Instalment"), shall be repaid on the Termination Date, and each such instalment (including the Balloon Instalment) shall be a "Repayment Instalment".

6.2	Reduction of Repayment Instalments

If any part of the Facility is cancelled, the Repayment Instalments falling after that cancellation shall be reduced pro rata by the amount cancelled.

6.3	Termination Date

On the Termination Date, the Borrowers shall additionally pay to the Lender all other sums then accrued and owing under the Finance Documents.

6.4	Reborrowing

No Borrower may reborrow any part of the Facility which is repaid.

7	PREPAYMENT AND CANCELLATION

7.1	Illegality and Sanctions affecting the Lender

If it becomes unlawful or contrary to Sanctions in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain all or any part of the Loan or if it becomes unlawful for the Lender to determine or charge interest rates based upon CME Term SOFR or it becomes unlawful for any Affiliate of the Lender for the Lender to do so:

(a)	the Lender shall promptly notify the Borrowers upon becoming aware of that event and the Facility will be immediately cancelled; and

(b)
the Borrowers shall prepay the Loan on the last day of the Interest Period for the Loan occurring after the Lender has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Borrowers (being no earlier than the last day of any applicable grace period permitted by law) and the Commitment shall be cancelled; and

(c)	accrued interest and all other amounts accrued for the Lender under the Finance Documents shall be immediately due and payable.

7.2	Automatic cancellation

The unutilised Commitment (if any) shall be automatically cancelled at close of business on the Utilisation Date.

7.3	Voluntary prepayment of Loan

(a)
The Borrowers may, if they give the Lender not less than 15 days (or such shorter period as the Lender may agree to) prior written notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $100,000 or an integral multiple of that amount (or such other amount as the Lender may agree to)).

(b)
Any partial prepayment under this Clause 7.3 (Voluntary prepayment of Loan) shall be applied in inverse order of maturity or pro rata (at the Borrowers' discretion) against the Balloon Instalment and the remaining Repayment Instalments falling due after the day of such repayment.

7.4	Mandatory prepayment on sale or Total Loss

(a)
If a Ship is sold (without prejudice to paragraph (a) of Clause 23.12 (Disposals)) or becomes a Total Loss, the Borrowers shall on the Relevant Date prepay the Loan in an amount which is the higher of:

(i)	the Relevant Amount; and

(ii)
such part of the Loan to ensure that the Loan does not exceed 72.5 per cent of the aggregate Market Value of the remaining Ships then subject to a Mortgage determined in accordance with valuations for such remaining Ships, on charter-free basis, at the Borrowers' cost, addressed to the Lender, from an Approved Valuer and on dates to be selected by the Lender, to enable the Lender to determine the Market Value of such remaining Ships for the purposes of this paragraph (a) of Clause 7.4 (Mandatory prepayment on sale or Total Loss),

Provided that if the Ship being sold or which has become a Total Loss is the only remaining Ship, the Relevant Amount shall be equal to the full amount of the Loan and the full amount of all other Secured Liabilities.

(b)	In this Clause 7.4 (Mandatory prepayment on sale or Total Loss):

"Relevant Amount" means an amount equal to the Loan multiplied by a fraction whose:

(a)
numerator is the Market Value of the Ship being sold or which has become a Total Loss determined on the date on which such sale is completed by delivery to its buyer or, as the case may be, the date immediately prior to the date on which the Total Loss occurred; and

(b)	denominator is the aggregate Market Value of all Ships on the date on which that Ship is sold or becomes a Total Loss.

"Relevant Date" means:

(c)	in the case of a sale of a Ship, on or before the date on which the sale is completed by delivery of that Ship to the buyer; or

(d)
in the case of a Total Loss, on the earlier of (i) the date falling 120 days after the Total Loss Date and (ii) the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss.

7.5	Change of control

(a)	If any person or group of persons acting in concert gains directly or indirectly control of the Guarantor:

(i)	the Guarantor shall promptly notify the Lender upon becoming aware of that event; and

(ii)
the Lender may, by not less than 10 Business Days' notice to the Borrowers, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and the Loan and all such outstanding interest and other amounts will become immediately due and payable.

(b)	For the purpose of paragraph (a) above "control" means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the Guarantor; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Guarantor; or

(C)	give directions with respect to the operating and financial policies of the Guarantor with which the directors or other equivalent officers of the Guarantor are obliged to comply; and/or

(ii)
the holding beneficially of more than 50 per cent. of the issued shares of the Guarantor (excluding any part of that issued shares that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, any Security over the issued shares shall be disregarded in determining the beneficial ownership of such issued shares).

(c)
For the purpose of paragraph (a) above "acting in concert" means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Guarantor.

7.6	Mandatory prepayment of Hedging Prepayment Proceeds

(a)
If at the relevant time an Event of Default has occurred and is continuing or the Security Cover Ratio required pursuant to Clause 28.1 (Minimum required security cover) is not maintained, any Hedging Prepayment Proceeds arising as a result of any cancellation or prepayment under this Agreement shall be applied on the last day of the Interest Period which ends on or after such payment in prepayment of the Loan and shall reduce the Repayment Instalments falling after that prepayment and the Balloon Instalment by the amount prepaid pro rata.

(b)
If, at any time, the aggregate notional amount of the transactions in respect of the Hedging Agreements exceeds or, as a result of any repayment or prepayment under this Agreement, will the Loan at that time, the Borrowers must, at the request of the Lender, reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Lender so that it no longer exceeds or will not exceed the Loan then or that will be outstanding.

(c)
Any Hedging Prepayment Proceeds pursuant to paragraph (b) above, following the occurrence of an Event of Default which is continuing, shall be paid to the Lender on the last day of the Interest Period which ends on or after such payment in prepayment of the Loan and shall reduce the Repayment Instalments falling after that prepayment and the Balloon Instalment by the amount prepaid pro rata.

7.7	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the amount of that cancellation or prepayment and the order of application.

(b)
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to the payment of the fee provided for in Clause 11.2 (Prepayment fee) and any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of the Facility which is prepaid.

(d)	No Borrower shall repay or prepay all or any part of the Loan or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

SECTION 5

COSTS OF UTILISATION

8	INTEREST

8.1	Calculation of interest

The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Applicable Margin; and

(b)	the Reference Rate.

8.2	Payment of interest

(a)	The Borrowers shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an "Interest Payment Date").

(b)
If an Interest Period is longer than three Months, the Borrowers shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at three Monthly intervals after the first day of the Interest Period.

8.3	Default interest

(a)
If a Transaction Obligor fails to pay any amount payable by it under a Finance Document (other than a Hedging Agreement) on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2.00 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan, in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Lender. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by an Obligor on demand by the Lender.

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and

(ii)
the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2.00 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)
Default interest (if unpaid) arising on an Unpaid Sum may be compounded with the Unpaid Sum on a six month basis commencing on the date that such Unpaid Sum becomes due and payable but such default interest will remain immediately due and payable.

8.4	Notification of rates of interest

The Lender shall promptly notify the Borrowers of the determination of a rate of interest under this Agreement.

8.5	Hedging

(a)
A Borrower and the Lender may enter into a Hedging Agreement on the date of this Agreement or at any time thereafter and shall after that date maintain such Hedging Agreement in accordance with this Clause 8.5 (Hedging).

(b)	The aggregate notional amount of the transactions in respect of the Hedging Agreements shall not exceed the aggregate amount of the Loan.

(c)	Each Hedging Agreement shall:

(i)	be with the Lender or (subject to the Lender's right of first refusal and with the Lender's prior consent), with another bank or financial institution;

(ii)	be for a term ending on no later than the Termination Date;

(iii)	have settlement dates coinciding with the last day of each Interest Period;

(iv)	be based on an ISDA Master Agreement and otherwise be in agreed form;

(v)
provide for two-way payments in the event of a termination of a transaction in respect of that Hedging Agreement, whether on a Termination Event (as defined each the Hedging Agreement) or on an Event of Default (as defined in each Hedging Agreement); and

(vi)	provide that the Termination Currency (as defined in that Hedging Agreement) shall be dollars.

(d)	The rights of a Borrower under any Hedging Agreement shall be charged by way of security under a Hedging Agreement Security.

(e)
If, at any time, the aggregate notional amount of the transactions in respect of the Hedging Agreements exceeds or, as a result of any repayment or prepayment under this Agreement, will the Loan at that time, the Borrowers must, at the request of the Lender, reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Lender so that it no longer exceeds or will not exceed the Loan then or that will be outstanding.

(f)
Any reductions in the aggregate notional amount of the transactions in respect of the Hedging Agreements in accordance with paragraph (e) above will be apportioned as between those transactions pro rata.

(g)	Paragraph (e) above shall not apply to any transactions in respect of any Hedging Agreement under which no Borrower has any actual or contingent indebtedness.

8.6	Sustainability Pricing Adjustment

(a)	Subject to paragraph (e) below, the Borrowers or the Guarantor shall provide the Lender with a Sustainability Certificate within 90 (ninety) days of the end of each Sustainability Period.

(b)
If the AER (rounded to two decimal places) for a Ship in respect of that Sustainability Period is lower than the Base AER by at least the Applicable Percentage, the Applicable Margin shall be reduced (or shall remain reduced, if it has already been reduced during the previous Pricing Adjustment Period) by 0.05 per cent. per annum per compliant Ship (the "Sustainability Pricing Adjustment"). Such reduction shall apply on the first day of the new Pricing Adjustment Period and shall remain reduced for the whole such Pricing Adjustment Period.

(c)	The Sustainability Pricing Adjustment shall at no time exceed 0.15 per cent. per annum during the term of the Facility and shall not be reduced further during a later Pricing Adjustment Period.

(d)
If (i) the AER (rounded to two decimal places) in a given Sustainability Period for a Ship is not lower than the Base AER for that Ship by at least the Applicable Percentage or (ii) the Borrowers or the Guarantor fail to furnish a Sustainability Certificate in respect of one or all three Ships, the Sustainability Pricing Adjustment shall reset to 0.00 per cent. in respect of the non-compliant Ship and the Initial Margin shall be charged from the first day after the expiry of the then current Pricing Adjustment Period (and, in the event that one of the three Ships is compliant, the Initial Margin shall remain reduced by 0.05 per cent. after the expiry of the current Pricing Adjustment Period).

(e)	Either the Borrowers or the Guarantor may elect not to provide a Sustainability Certificate and such election will not constitute a Default or an Event of Default.

(f)	If an Event of Default occurs and is continuing, the Sustainability Pricing Adjustment shall reset to 0.00 per cent. and the Initial Margin shall be charged.

(g)	In this Clause 8.6 (Sustainability Pricing Adjustment):

(i)	"Applicable Percentage" means, in respect of the Sustainability Period ending on:

(A)	31 December 2026, 2 per cent.;

(B)	31 December 2027, 4 per cent.;

(C)	31 December 2028, 6 per cent.; and

(D)	31 December 2029, 8 per cent.

(ii)	"Base AER" means the AER in respect of the first Sustainability Period (ending on 31 December 2025).

(iii)
"Pricing Adjustment Period" means the 12-month period commencing on the first day of the Interest Period after a Sustainability Certificate (other than Sustainability Certificate in respect of the Base AER) has been delivered to the Lender in accordance with paragraph (a) above and ending on the first anniversary thereof Provided that the last such period may be shorter than 12 months if it ends on the Termination Date.

(iv)
"Sustainability Certificate" means a certificate signed by an officer of each Borrower or the Chief Executive Officer or Chief Financial Officer of the Guarantor, in a form and substance satisfactory to the Lender which shows the calculation of each Ship's AER and sets forth the Sustainability Pricing Adjustment, certified by the approved classification society in respect of that Ship.

(v)	"Sustainability Period" means the period commencing on the date of acquisition of Ship C by Borrower C and ending on 31 December 2025 and each subsequent 12-month period thereafter.

9	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)
The Borrowers may select the first Interest Period for the Loan in the Utilisation Request. Subject to paragraph (f) below and Clause 9.2 (Changes to Interest Periods), the Borrowers may select each subsequent Interest Period in respect of the Loan in a Selection Notice.

(b)	Each Selection Notice is irrevocable and must be delivered to the Lender by the Borrowers not later than the Specified Time.

(c)
If the Borrowers fail to select an Interest Period in the Utilisation Request or fail to deliver a Selection Notice to the Lender in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to paragraph (f) below and Clause 9.2 (Changes to Interest Periods), be three Months.

(d)	Subject to this Clause 9.1 (Selection of Interest Periods), the Borrowers may select an Interest Period of 1, 3 or 6 Months or any other period requested by the Borrowers and acceptable to the Lender.

(e)	An Interest Period in respect of the Loan shall not extend beyond the Termination Date.

(f)
In respect of a Repayment Instalment, the Borrowers may request in the relevant Selection Notice that an Interest Period for a part of the Loan equal to such Repayment Instalment shall end on the Repayment Date relating to it and, subject to paragraph (d) above, select a longer Interest Period for the remaining part of the Loan.

(g)
The first Interest Period for the Loan shall start on the Utilisation Date and, subject to paragraph (h) below, each subsequent Interest Period shall start on the last day of the preceding Interest Period.

(h)	Except for the purposes of paragraph (f) above and Clause 9.2 (Changes to Interest Periods), the Loan shall have one Interest Period only at any time.

9.2	Changes to Interest Periods

(a)
In respect of a Repayment Instalment, prior to determining the interest rate for the Loan, the Lender may establish an Interest Period for a part of the Loan equal to such Repayment Instalment to end on the Repayment Date relating to it and the remaining part of the Loan shall have the Interest Period selected in the relevant Selection Notice, subject to paragraph (d) of Clause 9.1 (Selection of Interest Periods).

(b)	If the Lender makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrowers.

9.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of CME Term SOFR

(a)
Interpolated CME Term SOFR:  If no CME Term SOFR is available for the Interest Period of the Loan or any part of the Loan, the applicable Reference Rate shall be the Interpolated CME Term SOFR for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b)
Cost of funds:  If paragraph (a) above applies but it is not possible to calculate the Interpolated CME Term SOFR, there shall be no Reference Rate for the Loan or that part of the Loan (as applicable) and Clause 10.3 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

10.2	Market disruption

If before close of business in Athens on the Quotation Day for the relevant Interest Period, the Lender notifies the Borrowers that the cost to the Lender of funding the Loan would be in excess of the Reference Rate then Clause 10.3 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

10.3	Cost of funds

(a)
If this Clause 10.3 (Cost of funds) applies, the rate of interest on the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Applicable Margin; and

(ii)
the rate notified by the Lender to the Borrowers as soon as practicable and in any event before the date on which interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in the Loan or that part of the Loan.

(b)
If this Clause 10.3 (Cost of funds) applies and the Lender or the Borrowers so require, the Lender and the Borrowers shall enter into negotiations (for a period of not more than 15 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)	Any substitute or alternative basis agreed pursuant to paragraph (b) above shall be binding on all Parties.

(d)
If no substitute or alternative basis is agreed between the Lender and the Borrowers at the end of the negotiation period pursuant to paragraph (b) above, the Borrowers shall prepay the Loan at the end of the current Interest Period.

(e)	If paragraph (f) below does not apply and any rate notified by the Lender pursuant to paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.

(f)
If this Clause 10.3 (Cost of funds) applies pursuant to Clause 10.2 (Market disruption) and the Lender's Funding Rate is less than the Reference Rate, the Lender's cost of funds in relation to the Loan or any part of the Loan for that Interest Period shall be deemed to be the Reference Rate.

10.4	Break Costs

The Borrowers shall, on demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of the Loan or an Unpaid Sum being paid by a Borrower on a day other than the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

11	FEES

11.1	Transaction fee

The Borrowers shall, on the Utilisation Date, pay to the Lender a non-refundable transaction fee equal to the aggregate of (a) 0.20 per cent. of the amount of Tranche A actually drawn and (b) 0.70 per cent. of the amount of Tranche B actually drawn.

11.2	Prepayment fee

(a)
If, on or before the second anniversary of the Utilisation Date, all or any part of the Loan is refinanced by an entity (including any fund) other than the Lender, the Borrowers must, on the date of the prepayment or refinancing, pay to the Lender a prepayment fee in the amount of zero point five per cent. (0.50%) of the amount prepaid.

(b)
For the avoidance of doubt, any prepayment/refinancing arising as a result of (i) an assignment of the Lender pursuant to Clause 30.1 (Assignment by the Lender), (ii) an illegality pursuant to Clause 7.1 (Illegality and Sanctions affecting the Lender), (iii) failure to agree on a substitute basis or alternative basis for funding pursuant to Clause 10.3 (Cost of funds), (iv) a change of control pursuant to Clause 7.5 (Change of control), (v) a total loss or a sale of a Ship pursuant to Clause 7.4 (Mandatory prepayment on sale or Total Loss), shall be excluded from paragraph (a) above and the Borrowers shall not be liable for any prepayment fee if the Loan or any part thereof is refinanced as a result of such event or circumstance.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by an Obligor to the Lender under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)
Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

(c)	This Clause 12 (Tax Gross Up and Indemnities) shall not apply to any Hedging Agreement.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly. Similarly, the Lender shall notify the Borrowers and that Obligor on becoming so aware in respect of a payment payable to the Lender.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)
The Obligors shall (within three Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on the Lender:

(A)	under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which the Lender's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)	The Lender shall, if making, or intending to make, a claim under paragraph (a) above promptly notify the Obligors of the event which will give, or has given, rise to the claim.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the Lender determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	the Lender has obtained and utilised that Tax Credit,

the Lender shall pay an amount to that Obligor which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Obligor.

12.5	Stamp taxes

The Obligors shall pay and, within three Business Days of demand, indemnify the Lender against any cost, loss or liability which the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to the Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, if VAT is or becomes chargeable on any supply made by the Lender to any Party under a Finance Document and the Lender is required to account to the relevant tax authority for the VAT, that Party must pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and the Lender must promptly provide an appropriate VAT invoice to that Party).

(b)
Where a Finance Document requires any Party to reimburse or indemnify the Lender for any cost or expense, that Party shall reimburse or indemnify (as the case may be) the Lender for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that the Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(c)
Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or equivalent provisions imposed elsewhere) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(d)
In relation to any supply made by the Lender to any Party under a Finance Document, if reasonably requested by the Lender, that Party must promptly provide the Lender with details of that Party's VAT registration and such other information as is reasonably requested in connection with the Lender's VAT reporting requirements in relation to such supply.

12.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.

(b)
If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)
Paragraph (a) above shall not oblige the Lender to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8	FATCA Deduction

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment.

13	INCREASED COSTS

13.1	Increased costs

(a)
Subject to Clause 13.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Lender, pay for the account of the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,

in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

(i)	"Basel III" means:

(A)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

(ii)	"CRD IV" means:

(A)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended by Regulation (EU) 2019/876;

(B)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; as amended by Directive (EU) 2019/878; and

(C)	any other law or regulation which implements Basel III.

(iii)	"Increased Costs" means:

(A)	a reduction in the rate of return from the Facility or on the Lender's (or its Affiliate's) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into the Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

If the Lender intends to make a claim pursuant to Clause 13.1 (Increased costs) it shall notify the Borrowers of the event giving rise to the claim.

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)
compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost); or

(e)	attributable to the wilful breach by the Lender or its Affiliates of any law or regulation.

14	OTHER INDEMNITIES

14.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

(c)	This Clause 14.1 (Currency indemnity) does not apply to any sum due to the Lender under any Hedging Agreement.

14.2	Other indemnities

(a)	Each Obligor shall, on demand, indemnify the Lender and any Receiver and Delegate against:

(i)	any cost, loss or liability incurred by it as a result of:

(A)	the occurrence of any Event of Default;

(B)	a failure by a Transaction Obligor to pay any amount due under a Finance Document on its due date;

(C)
funding, or making arrangements to fund, the Loan requested by the Borrowers in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone);

(D)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers;

(E)	investigating any event which it reasonably believes is a Default;

(F)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and

(ii)
any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Lender (otherwise than by reason of the Lender's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 32.8 (Disruption to Payment Systems etc.) notwithstanding the Lender's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Lender in acting as Lender under the Finance Documents.

(b)
Each Obligor shall, on demand, indemnify the Lender, each Affiliate of the Lender and any Receiver and Delegate and each officer or employee of the Lender or its Affiliate or any Receiver or Delegate (as applicable) (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)
No Party other than the Lender or the Receiver or Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Lender or the Receiver or Delegate (as applicable) in respect of any claim it might have against the Lender or the Receiver or Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property.

(d)
Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

(e)
Each Obligor shall, on demand, indemnify the Lender and every Receiver and Delegate against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by the Borrowers to comply with their obligations under Clause 16 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Lender and each Receiver and Delegate by the Finance Documents or by law;

(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.

(ii)
which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the Lender's or Receiver's or Delegate's gross negligence or wilful misconduct).

(f)
Any Affiliate or Receiver or Delegate or any officer or employee of the Lender or of any of its Affiliates or any Receiver or Delegate (as applicable) may rely on this Clause 14.2 (Other indemnities) and the provisions of the Third Parties Act subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

14.3	Mandatory Cost

Each Borrower shall, on demand by the Lender, pay to the Lender, such amount which the Lender certifies in a notice to the Borrowers to be its good faith determination of the amount necessary to compensate it for complying with:

(a)
if the Lender is lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions in respect of loans made from that Facility Office; and

(b)
if the Lender is lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which in each case is referable to the Loan.

15	MITIGATION BY THE LENDER

15.1	Mitigation

(a)
The Lender shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality and Sanctions affecting the Lender), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost) including (but not limited to) assigning its rights under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	Each Obligor shall, on demand, indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	The Lender is not obliged to take any steps under Clause 15.1 (Mitigation) if either:

(i)	a Default has occurred and is continuing; or

(ii)	in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

16	COSTS AND EXPENSES

16.1	Transaction expenses

The Obligors shall, on demand, pay the Lender the amount of all costs and expenses (including, without limitation, fees, costs and expenses of legal advisors and insurance and other consultants and other advisors) reasonably incurred by the Lender in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

Subject to Clause 16.4 (Reference rate transition costs), if:

(a)	a Transaction Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 32.6 (Change of currency); or

(c)	a Transaction Obligor requests, and the Lender agrees to, the release of all or any part of the Security Assets from the Transaction Security,

the Obligors shall, on demand, reimburse the Lender for the amount of all costs and expenses (including, without limitation, fees, costs and expenses of legal advisors and insurance and other consultants and other advisors) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Obligors shall, on demand, pay to the Lender the amount of all costs and expenses (including, without limitation, fees, costs and expenses of legal advisors and insurance and other consultants and other advisors) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against the Lender as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights, including (without limitation) any losses, costs and expenses which the Lender may from time to time sustain, incur or become liable for by reason of the Lender being mortgagee of a Ship and/or a lender to a Borrower, or by reason of the Lender being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Ship.

16.4	Reference rate transition costs

The Borrowers shall on demand reimburse the Lender for the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with any change required to address the fact that CME Term SOFR is not or is likely not to be available.

SECTION 7

GUARANTEES AND JOINT AND SEVERAL LIABILITY OF BORROWERS

17	GUARANTEE AND INDEMNITY - GUARANTOR

17.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to the Lender punctual performance by each Transaction Obligor (other than the Guarantor) of all such other Transaction Obligor's obligations under the Finance Documents;

(b)
undertakes with the Lender that whenever a Transaction Obligor (other than the Guarantor) does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees with the Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Lender immediately on demand against any cost, loss or liability it incurs as a result of a Transaction Obligor (other than the Guarantor) not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity - Guarantor) if the amount claimed had been recoverable on the basis of the guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Transaction Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Transaction Obligor or any security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 17 (Guarantee and Indemnity - Guarantor) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of the Guarantor under this Clause 17 (Guarantee and Indemnity - Guarantor) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of Defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity - Guarantor) or in respect of any Transaction Security (without limitation and whether or not known to it or the Lender) including:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards a Borrower or the Guarantor;

(b)	the Lender entering into any rescheduling, refinancing or other arrangement of any kind with a Borrower or the Guarantor;

(c)	the Lender releasing a Borrower or the Guarantor or any Security created by a Finance Document;

(d)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;

(e)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(f)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;

(h)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(i)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(j)	any insolvency or similar proceedings.

17.5	Immediate recourse

The Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity - Guarantor). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 17 (Guarantee and Indemnity - Guarantor).

17.7	Deferral of Guarantor's rights

All rights which the Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against a Borrower (including, without limitation, any right which the Guarantor may have against that Borrower in relation to any documented or undocumented intercompany loan or transfer of funds from the Guarantor in order to assist that Borrower with financing the acquisition cost of a Ship), any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Lender under the Finance Documents and until the end of the Security Period and unless the Lender otherwise directs, the Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity- Guarantor):

(a)	to be indemnified by a Transaction Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor's obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender;

(d)
to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any Transaction Obligor; and/or

(f)	to claim or prove as a creditor of any Transaction Obligor in competition with the Lender.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Lender and shall promptly pay or transfer the same to the Lender or as the Lender may direct for application in accordance with Clause 32 (Payment Mechanics).

17.8	Additional security

This guarantee and any other Security given by the Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by the Lender or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

17.9	Applicability of provisions of Guarantee to other Security

Clauses 17.2 (Continuing Guarantee), 17.3 (Reinstatement), 17.4 (Waiver of Defences), 17.5 (Immediate Resource), 17.6 (Appropriations), 17.7 (Deferral of Guarantor's Rights) and 17.8 (Additional Security) shall apply, with any necessary modifications, to any Security which the Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

18	JOINT AND SEVERAL LIABILITY OF THE BORROWERS

18.1	Joint and several liability

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

18.2	Waiver of defences

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	the Lender entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	the Lender releasing any other Borrower or any Security created by a Finance Document;

(d)	any time, waiver or consent granted to, or composition with any other Borrower or other person;

(e)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(f)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Borrower or any other person;

(h)
any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(i)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or

(j)	any insolvency or similar proceedings.

18.3	Principal Debtor

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of any other Borrower under this Agreement.

18.4	Borrower restrictions

(a)	Subject to paragraph (b) below, during the Security Period no Borrower shall:

(i)
claim any amount which may be due to it from any other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document;

(ii)	take or enforce any form of security from any other Borrower for such an amount, or in any way seek to have recourse in respect of such an amount against any asset of any other Borrower;

(iii)	set off such an amount against any sum due from it to any other Borrower;

(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower; or

(v)	exercise or assert any combination of the foregoing.

(b)
If during the Security Period, the Lender, by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Lender's notice.

18.5	Deferral of Borrowers' rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by any other Borrower; or

(b)	to claim any contribution from any other Borrower in relation to any payment made by it under the Finance Documents.

19	GUARANTEE AND INDEMNITY – HEDGE GUARANTORS

19.1	Guarantee and indemnity

Each Hedge Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to the Lender punctual performance by each Borrower of all that Borrower's obligations under the Hedging Agreements;

(b)
undertakes with the Lender that whenever a Borrower does not pay any amount when due under or in connection with any Hedging Agreement, that Hedge Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees with the Lender that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Lender immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Hedging Agreement on the date when it would have been due. The amount payable by a Hedge Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) if the amount claimed had been recoverable on the basis of a guarantee.

19.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Hedging Agreements, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Hedge Guarantor under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4	Waiver of defences

The obligations of each Hedge Guarantor under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 19.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors) or in respect of any Transaction Security (without limitation and whether or not known to it or the Lender) including:

(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;

(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

19.5	Immediate recourse

Each Hedge Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6	Appropriations

Until all amounts which may be or become payable by the Borrowers under or in connection with the Hedging Agreements have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Hedge Guarantor shall be entitled to the benefit of the same; and

(b)
hold in an interest-bearing suspense account any moneys received from any Hedge Guarantor or on account of any Hedge Guarantor's liability under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors).

19.7	Deferral of Hedge Guarantors' rights

All rights which each Hedge Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Lender under the Finance Documents and until the end of the Security Period and unless the Lender otherwise directs, no Hedge Guarantor will exercise any rights which it may have (whether in respect of any Finance Document to which it is a party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19 (Guarantee and Indemnity – Hedge Guarantors):

(a)	to be indemnified by a Transaction Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor's obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender;

(d)
to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which any Hedge Guarantor has given a guarantee, undertaking or indemnity under Clause 19 (Guarantee and Indemnity – Hedge Guarantors);

(e)	to exercise any right of set-off against any Transaction Obligor; and/or

(f)	to claim or prove as a creditor of any Transaction Obligor in competition with the Lender.

If a Hedge Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Lender by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Lender and shall promptly pay or transfer the same to the Lender or as the Lender may direct for application in accordance with Clause 32 (Payment Mechanics).

19.8	Additional security

This guarantee and any other Security given by a Hedge Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by the Lender or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

19.9	Applicability of provisions of Guarantee to other Security

Clauses 19.2 (Continuing guarantee), 19.3 (Reinstatement), 19.4 (Waiver of defences), 19.5 (Immediate recourse), 19.6 (Appropriations), 19.7 (Deferral of Hedge Guarantors' rights) and 19.8 (Additional security) shall apply, with any necessary modifications, to any Security which a Hedge Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20	REPRESENTATIONS

20.1	General

Each Obligor makes and procures that each other Transaction Obligor makes the representations and warranties set out in this Clause 20 (Representations) to the Lender on the date of this Agreement.

20.2	Status

(a)	Each Transaction Obligor is a corporation, duly incorporated and validly existing in good standing under the law of its Original Jurisdiction.

(b)	Each Transaction Obligor and, in the case of the Guarantor, each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

20.3	Shares and ownership

(a)
Each Borrower is authorized to issue 500 registered shares of no par value common stock, all of which shares have been issued in registered form and are fully paid and non-assessable. The legal title to and beneficial interest in the shares in each Borrower is held by the Guarantor free of any Security (except for Permitted Security) or any other claim.

(b)	None of the shares in any Borrower is subject to any option to purchase, pre-emption rights or similar rights.

20.4	Binding obligations

The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

20.5	Validity, effectiveness and ranking of Security

(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery and, where applicable, registration as provided for in that Finance Document create the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)
The Transaction Security granted by it to the Lender has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking Security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

20.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any Transaction Obligor; or

(c)
any agreement or instrument binding upon it or any such Transaction Obligor or any such Transaction Obligor's assets or constitute a default or termination event (however described) under any such agreement or instrument.

20.7	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and

(ii)	in the case of Borrower C, the registration of Ship C under the Approved Flag.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

20.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

20.9	Governing law and enforcement

(a)	The choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)
Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

20.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 29.8 (Insolvency proceedings); or

(b)	creditors' process described in Clause 29.9 (Creditors' process),

has been taken or, to its knowledge, threatened in relation to a member of the Group; and none of the circumstances described in Clause 29.7 (Insolvency) applies to a member of the Group.

20.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except any filing, recording or enrolling or any tax or fee payable which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) and which will be made or paid promptly after the date of the relevant Finance Document.

20.12	Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

20.13	No default

(a)
No Event of Default and, on the date of this Agreement and on the Utilisation Date, no Default is continuing or might be expected to result from the making of the Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)
No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it s or to which its assets are subject, which in each case would be expected to have a Material Adverse Effect.

(c)
No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on its Subsidiaries or to which any of its Subsidiaries' assets are subject, which in each case would be expected to have a Material Adverse Effect.

20.14	No misleading information

(a)
Any factual information provided by any Transaction Obligor for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

20.15	Financial Statements

(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)
The Original Financial Statements give a true and fair view of the Obligors' financial condition as at the end of the relevant financial year and results of operations during the relevant financial year (consolidated in the case of the Guarantor).

(c)
There has been no material adverse change in the assets, business or financial condition of each Obligor (and of the assets, business or consolidated financial condition of the Group, in the case of the Guarantor) since the date of the Original Financial Statements.

(d)	Each Obligor's most recent financial statements delivered pursuant to Clause 21.2 (Financial statements):

(i)	have been prepared in accordance with Clause 21.3 (Requirements as to financial statements); and

(ii)	give a true and fair view (if audited) and fairly represent (if unaudited) of its financial condition as at the end of the relevant financial year and operations during the relevant financial year.

(e)
Since the date of the most recent financial statements delivered pursuant to Clause 21.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Guarantor).

20.16	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.17	No proceedings pending or threatened

(a)
No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any other Transaction Obligor.

(b)
No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any other Transaction Obligor.

20.18	Validity and completeness of the Transaction Documents

(a)	Each of the Transaction Documents to which each Transaction Obligor is a party constitutes legal, valid, binding and enforceable obligations of that Transaction Obligor.

(b)	The copies of the Transaction Documents delivered to the Lender before the date of this Agreement are true and complete copies.

(c)
No amendments or additions (except, in relation to the MOA, for the entering with the Seller into any addendum in relation to the necessary delivery documentation or any other delivery operational aspect of Ship C, if so required) to the Transaction Documents have been agreed nor have any rights under the Transaction Documents been waived.

20.19	No rebates etc.

There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to any Borrower, the Guarantor, the Seller or a third party in connection with the purchase by Borrower C of Ship C, other than as disclosed to the Lender in writing on or before the date of this Agreement.

20.20	Valuations

(a)
All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Lender in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)
There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

20.21	No breach of laws

It has not (and no other Transaction Obligor nor a member of the Group has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

20.22	No Charter

No Ship is subject to any Charter other than a Permitted Charter.

20.23	Validity and completeness of Existing Charters

(a)	Each Existing Charter constitutes legal, valid, binding and enforceable obligations of the relevant Borrower and the Existing Charterer respectively.

(b)	The copy of each Existing Charter delivered to the Lender before the date of this Agreement is a true and complete copy.

(c)	No amendments or additions to an Existing Charter have been agreed nor has Borrower A, Borrower B or the Existing Charterer waived any of their respective rights under the relevant Existing Charter.

20.24	Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Ship and the business of each Transaction Obligor and each member of the Group (as now conducted and as anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

20.25	No Environmental Claim

No Environmental Claim has been made or threatened against any Transaction Obligor and any member of the Group or any Ship which might be expected to have a Material Adverse Effect.

20.26	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

20.27	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Borrower, each Approved Manager and each Ship have been complied with.

20.28	Taxes paid

(a)	It is not is materially overdue in the filing of any Tax returns and it is not (and no other member of the Group is) overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or are likely to be, made or conducted against it with respect to Taxes.

20.29	Financial Indebtedness

No Borrower has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

20.30	Overseas companies

No Transaction Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Lender sufficient details to enable an accurate search against it to be undertaken by the Lender at the Companies Registry.

20.31	Good title to assets

Each Transaction Obligor has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

20.32	Ownership

(a)
Each Borrower (other than Borrower C) is the sole legal and beneficial owner of the Ship owned by it, its Earnings and its Insurances and of all rights and interests under any Charter to which such Borrower is a party.

(b)
With effect on and from the Delivery Date, Borrower C will be the sole legal and beneficial owner of Ship C, its Earnings and its Insurances and of all rights and interests under any Charter to which Borrower C is a party.

(c)
With effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.

(d)
The constitutional documents of each Transaction Obligor do not and could not restrict or inhibit any transfer of the shares of the Borrowers on creation or enforcement of the security conferred by the Security Documents.

20.33	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (recast) (the "Regulation"), each Transaction Obligor's centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated at the address for communication stated in, Schedule 1, Part A (The Obligors) and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

20.34	Place of business

No Transaction Obligor has a place of business in any country other than the Hellenic Republic and its head office functions are carried out in each case at the address for communication stated in Schedule 1, Part A (The Obligors).

20.35	No employee or pension arrangements

No Obligor has any employees or any liabilities under any pension scheme.

20.36	Sanctions

(a)
None of the Transaction Obligors, any of their Subsidiaries, any director or officer or any employee, or Affiliate of a Transaction Obligor or any of its Subsidiaries, nor any member of the Group or, to the best of each Transaction Obligor's knowledge, a Third Party Manager or other agent:

(i)	is a Prohibited Person or is otherwise owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;

(ii)	owns or controls a Prohibited Person;

(iii)	has received notice of or is aware of any claim, action, suit, proceedings or investigation against it with respect to Sanctions; or

(iv)	has, to the best of its knowledge, a Prohibited Person serving as a director, officer or employee.

(b)
Each Transaction Obligor, its Subsidiaries and their respective directors, officers and employees and, to the best of the knowledge of each such Transaction Obligor its agents, are in compliance with Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in such Transaction Obligor being designated as a Prohibited Person.

(c)	None of the Ships is a Sanctioned Ship.

20.37	US Tax Obligor

No Obligor is a US Tax Obligor.

20.38	Funding of acquisition of Ships

(a)
The acquisition cost Ship A was paid by Borrower A to the seller of Ship A exclusively by means of intercompany loans, documented or undocumented or transfer of funds from the Guarantor (which, for the avoidance of doubt, will be subordinated in accordance with Clause 23.25 (Funding of acquisition of Ship)) and from the proceeds of the loan under the Existing Facility Agreement. Any funding structure for the acquisition cost of Ship A is fully evident in the financial statements of Borrower A for the financial year ending on 31 December 2021 provided pursuant to Clause 21.2 (Financial statements).

(b)
The Purchase Price of Ship C is to be paid by Borrower C to the Seller exclusively by means of intercompany loans, documented or undocumented or transfer of funds from the Guarantor (which, for the avoidance of doubt, will be subordinated in accordance with Clause 23.25 (Funding of acquisition of Ship)) and from the proceeds of Tranche B. Any funding structure for the acquisition cost of Ship C will be fully evident in the financial statements of Borrower C for the financial year ending on 31 December 2025 to be provided pursuant to Clause 21.2 (Financial statements).

20.39	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of the Utilisation Request and the first day of each Interest Period.

21	INFORMATION UNDERTAKINGS

21.1	General

The undertakings in this Clause 21 (Information Undertakings) remain in force throughout the Security Period unless the Lender otherwise permits.

21.2	Financial statements

As soon as they become available, but in any event within 180 days after the end of each of its financial years to which they relate:

(a)	each Borrower shall supply to the Lender its annual unaudited financial statements for that financial year; and

(b)	the Guarantor shall supply to the Lender its annual audited and semi-annual unaudited consolidated financial statements for that financial year.

21.3	Requirements as to financial statements

(a)
Each set of financial statements delivered by each Obligor pursuant to Clause 21.2 (Financial Statements) shall be certified by an officer of the relevant company as giving a true and fair view (if audited) or fairly representing (if unaudited) of its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)
Each set of financial statements of each Obligor delivered pursuant to Clause 21.2 (Financial Statements) shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the relevant Original Financial Statements unless, in relation to any set of financial statements, it notifies the Lender that there has been a change in GAAP, the accounting practices or reference periods and the Guarantor's auditors deliver to the Lender:

(i)
a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the relevant Original Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Lender, to enable the Lender to make an accurate comparison between the financial position indicated in those financial statements and the relevant Original Financial Statements.

(c)
Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.4	Information: miscellaneous

Each Obligor shall and shall procure that each other Transaction Obligor shall supply to the Lender:

(a)	all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code or in connection with any breach of any Sanctions) which are current, threatened or pending against any Transaction Obligor or any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)
promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any Transaction Obligor or any member of the Group and which might have a Material Adverse Effect;

(d)	promptly, its constitutional documents where these have been amended or varied;

(e)	promptly, such further information and/or documents regarding:

(i)	each Ship, goods transported on each Ship, its Earnings and its Insurances;

(ii)	the Security Assets;

(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents;

(iv)	the financial condition, business, affairs, commitments and operations of any Transaction Obligor and any member of the Group irrespective of their shareholding structure,

as the Lender may reasonably request; and

(f)
promptly, such further information and/or documents as the Lender may reasonably request so as to enable the Lender to comply with any laws applicable to it or as may be required by any regulatory authority.

21.5	Notification of Default

(a)
Each Obligor shall, and shall procure that each other Transaction Obligor shall, notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Lender, each Borrower shall supply to the Lender a certificate signed by two of its officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.6	DAC6

(a)	In this Clause 21.6 (DAC6), "DAC6" means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU or any replacement legislation applicable in the United Kingdom.

(b)	The Obligors shall supply to the Lender:

(i)
promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Transaction Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Transaction Documents contains a hallmark as set out in Annex IV of DAC6; and

(ii)
promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).

21.7	"Know your customer" checks

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)
any change in the status of a Transaction Obligor (or the Holding Company of a Transaction Obligor) (including, without limitation, a change of ownership of a Transaction Obligor or the Holding Company of a Transaction Obligor) after the date of this Agreement; or

(c)	a proposed assignment by the Lender of any of its rights under this Agreement,

obliges the Lender (or, in the case of paragraph (c) above, any prospective assignee) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is requested by the Lender at its absolute satisfaction (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective assignee) in order for the Lender or, in the case of the event described in paragraph (c) above, any prospective assignee to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

22	FINANCIAL COVENANTS

22.1	Financial Covenants of the Guarantor

(a)	Except as the Lenders may otherwise permit in writing (such permission not to be unreasonably delayed), the Guarantor shall ensure that at all times:

(i)
it shall maintain Cash (which, without limitation, shall include the Pledged Deposit and any contractually committed but undrawn parts of the Notes) in an amount not less than the product of (i) the number of Fleet Vessels and (ii) $500,000; and

(ii)	the Leverage Ratio shall not exceed 70 per cent.

(b)	For the purposes of this Clause 22.1 (Financial covenants of the Guarantor):

"Accounting Period" means each consecutive 6-month period, during the Security Period ending on 31 December and 30 June of each financial year.

"Cash" shall have the meaning given to such term in the Latest Financial Statements (for the avoidance of doubt, including cash equivalents, restricted cash and term deposits).

"Fleet Market Value" means, in relation to the Fleet Vessels, as at the date of calculation, the aggregate Market Value thereof as most recently determined.

"Latest Financial Statements" means, as at the date of calculation or, as the case may be, in respect of an Accounting Period, the annual audited or (as the case may be) semi-annual unaudited (in respect of the Accounting Period of each financial year) consolidated financial statements the Guarantor is obliged to deliver to the Lender pursuant to Clause 21.2 (Financial statements).

"Leverage Ratio" means, as at the date of calculation, the ratio (expressed as a percentage) of Net Debt to Market Value Adjusted Total Assets less Cash.

"Market Value Adjusted Other Assets" means, as at the date of calculation, the Fleet Market Value plus the book value (less depreciation and amortization computed in accordance with the Latest Financial Statements on a consolidated basis of all non-current assets of the Group (which, without limitation, shall exclude all Fleet Vessels)), as stated in the Latest Financial Statements.

"Market Value Adjusted Total Assets" means, as at the date of calculation, the aggregate of the Market Value Adjusted Other Assets and the Total Current Assets.

"Net Debt" means, as at the date of calculation, the Total Debt less any drawn amounts of the Notes less Cash, in each case as stated in the Latest Financial Statements.

"Notes" means, as at the date of calculation, the aggregate outstanding amount of certain notes issued or to be issued by the Guarantor to certain of its shareholders and held or to be held by those shareholders in exchange for loan made by those shareholders to the Guarantor which have been or are to be, on-lent to the Borrower and other members of the Group to assist them with their working capital requirements.

"Total Current Assets" means, the aggregate of the cash and marketable securities, trade and other receivables from persons (other than persons being members of the Group) plus inventories, prepaid expenses, voyage expenses and other current assets realisable within 1 year such amount to be determined on a consolidated basis less any discounts, allowances and activated goodwill, in each case as shown in the Latest Financial Statements.

"Total Debt" means, as at the date of calculation, the current portion of long-term debt, net of deferred finance costs and the long-term debt, net of current portion and deferred finance costs of the Group as shown in the Latest Financial Statements and any current Notes.

22.2	Testing

The financial covenants set out in this Clause 22 (Financial Covenants) shall be tested semi-annually by reference to the relevant Compliance Certificate and (in respect of the second semester of each calendar year) to the annual financial statements of the Guarantor delivered pursuant to Clause 21.2 (Financial statements).

22.3	Compliance Certificate

The Guarantor shall supply to the Lender semi-annually together with its annual audited and semi-annual unaudited financial statements delivered pursuant to Clause 21.2 (Financial statements) a Compliance Certificate signed by an officer of the Guarantor setting out (in reasonable detail) computations as to compliance with Clause 22.1 (Financial Covenants of the Guarantor)  as at the date as at which those financial statements were drawn up.

22.4	Most favoured nation

The Guarantor undertakes to procure that the Lender shall receive equal treatment with creditors under any other financing which the Guarantor or any of its Subsidiaries have entered or will enter into in relation to any financial or other covenant which the Guarantor provides. Accordingly, should the Guarantor provide to any other creditor additional or more favourable financial or other covenants than those which the Lender has been provided under this or any other Finance Document, the Guarantor shall promptly notify the Lender in writing and give to the Lender a reasonably detailed description of those financial or other covenants and shall, within 15 Business Days from notifying the Lender, enter into such documentation supplemental to the Finance Documents as the Lender may require in order to achieve parity with the lender or (as applicable) lenders under such other financing.

23	GENERAL UNDERTAKINGS

23.1	General

The undertakings in this Clause 22 (General Undertakings) remain in force throughout the Security Period except as the Lender may otherwise permit.

23.2	Authorisations

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Lender of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)
ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction and in the state of the Approved Flag at any time of each Ship or any Transaction Document to which it is a party; and

(iii)	in the case of a Borrower, own and operate its Ship.

(c)
without prejudice to the generality of the above, ensure that if, but for the obtaining of an Authorisation, that Transaction Obligor would be in breach of any of the provisions of this Agreement which relate to Sanctions or, by reason of Sanctions, would be prohibited from performing any provision of this Agreement, such an Authorisation is obtained so as to avoid such breach or to enable such performance.

23.3	Compliance with laws

Each Obligor shall, and shall procure that each other Transaction Obligor and each Third Party Manager will, comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

23.4	Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor and each Third Party Manager will, and the Guarantor shall procure that each other member of the Group will:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.5	Environmental Claims

Each Obligor shall, and shall procure that each other Transaction Obligor and any member of the Group will (through the Guarantor), promptly upon becoming aware of the same, inform the Lender in writing of:

(a)	any Environmental Claim against any Transaction Obligor and any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Transaction Obligor and any member of the Group,

where the claim, if determined against that Transaction Obligor or that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

23.6	Taxation

(a)
Each Obligor shall, and shall procure that each other Transaction Obligor will, pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Lender under Clause 21.2 (Financial statements); and

(iii)	such payment can be lawfully withheld.

(b)	No Obligor shall (and the Obligors shall procure that no other Transaction Obligor will), change its residence for Tax purposes.

23.7	Overseas companies

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly inform the Lender if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Lender regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

23.8	No change to centre of main interests

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 20.33 (Centre of main interests and establishments) and it will create no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

23.9	Pari passu ranking

Each Obligor shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of the Lender against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.10	Title

(a)	Each Borrower (other than Borrower C) shall hold the legal title to, and owns the entire beneficial interest in the Ship owned by it, its Earnings and its Insurances.

(b)	From the Delivery Date, Borrower C shall hold the legal title to, and own the entire beneficial interest in Ship C, its Earnings and its Insurances.

(c)
With effect on and from its creation or intended creation, each Transaction Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by that Transaction Obligor.

23.11	Negative pledge

(a)
No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, create or permit to subsist any Security over any of its assets which are, in the case of the Transaction Obligors (other than the Borrowers), the subject of the Security created or intended to be created by the Finance Documents.

(b)	No Borrower shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Transaction Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

23.12	Disposals

(a)
No Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Ship, its Earnings or its Insurances).

(b)
The Guarantor shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all or substantially all (in the reasonable opinion of the Lenders) of its assets.

(c)	Paragraph (a) above does not apply to any Charter as all Charters are subject to Clause 26.16 (Restrictions on chartering, appointment of managers etc.).

23.13	Merger

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction unless, in the case of the Guarantor, the Guarantor is the surviving entity and no breach of Clauses 7.5 (Change of control), 23.14 (Change of business) and 23.27 (NASDAQ listing) occurs or will occur as a result of such action and the process of any such amalgamation, demerger, merger, consolidation or corporate reconstruction will not have a Material Adverse Effect.

23.14	Change of business

(a)
No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, make any substantial change to the general nature of its business from that carried on at the date of this Agreement.

(b)
No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, engage in any business other than the ownership, operation, chartering and management of a Ship or a Fleet Vessel.

23.15	Financial Indebtedness

No Borrower shall incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

23.16	Expenditure

No Borrower shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, insuring, maintaining and repairing its Ship.

23.17	Share capital

No Borrower shall:

(a)	purchase, cancel, redeem or retire any of its issued shares;

(b)	increase or reduce the number of shares that it is authorised to issue or change the par value of such shares or create any new class of shares;

(c)
issue any further shares except to the Guarantor and provided such new shares are made subject to the terms of the Shares Security applicable to that Borrower immediately upon the issue of such new shares in a manner satisfactory to the Lender and the terms of that Shares Security are complied with; or

(d)	appoint any further director or officer of the Borrower (unless the provisions of the Shares Security applicable to that Borrower are complied with).

23.18	Dividends

No Borrower shall:

(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (in cash or in kind) on or in respect of its shares; or

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay any management, advisory or other fee to or to the order of any of its shareholders;

(d)	redeem repurchase, defease, retire or repay any of its shares or resolve to do so;

(e)	repay part of any Subordinated Liabilities,

at any time during the Security Period if a Default has occurred and is continuing or where the making or payment of such dividend or distribution, or as the case may be, any such other action or occurrence set out in paragraphs (a) through (e) above would result in the occurrence of an Event of Default.

23.19	Other transactions

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will:

(a)
be the creditor in respect of any loan or any form of credit to any person other than another Transaction Obligor or to a member of the Group which is a shipowning company and where such loan or form of credit is Permitted Financial Indebtedness;

(b)
give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Transaction Obligor assumes any liability of any other person, other than (i) any guarantee or indemnity given under the Finance Documents, (ii) any guarantee or indemnity given by the Guarantor in respect of the Financial Indebtedness of a member of the Group which is a shipowning company, or (iii) any guarantee or indemnity given by any Approved Manager in the ordinary course of its business;

(c)	enter into any material agreement other than:

(i)	the Transaction Documents; or

(ii)	any other agreement expressly allowed under any other term of this Agreement,

other than, in respect of any Approved Manager, any agreements entered into in the ordinary course of its business;

(d)	enter into any transaction on terms which are, in any respect, less favourable to that Transaction Obligor than those which it could obtain in a bargain made at arms' length; or

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

23.20	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful or contrary to Sanctions for a Transaction Obligor to perform any of its obligations under the Transaction Documents;

(b)	cause any obligation of a Transaction Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;

(c)	cause any Transaction Document to cease to be in full force and effect;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

23.21	Sanctions undertakings

(a)
No proceeds of the Loan or any part of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions, or to fund any activity in a Sanctioned Country or in any manner which would cause the Lender to be in breach of or made subject to Sanctions, or at risk of being in breach of or made subject to Sanctions.

(b)
No Transaction Obligor shall fund all or any part of any payment or repayment under the Loan out of proceeds directly or indirectly derived from any activity in a Sanctioned Country or any transaction with a Prohibited Person, or out of proceeds directly or indirectly derived from any other transactions which are prohibited by Sanctions or in any other manner which could cause the Lender to be in breach of or made subject to Sanctions, or at risk of being in breach of or made subject to Sanctions and no such proceeds shall be paid into any Account.

(c)
Each of the Transaction Obligors, by using its best endeavours, has implemented and shall maintain in effect a Sanctions compliance policy which, in accordance with the recommendations of the Sanctions Advisory, is designed to ensure compliance by each such Transaction Obligor, its Subsidiaries with Sanctions. Without limitation on the foregoing, such Sanctions compliance policy shall reasonably procure that each Transaction Obligor, its Subsidiaries shall, where applicable:

(i)	conduct their activities in a manner consistent with Sanctions;

(ii)	have sufficient resources in place to ensure execution of and compliance with their own Sanctions policies by their personnel, e.g., direct hires, contractors, and staff;

(iii)	ensure Subsidiaries comply with the relevant policies, as applicable;

(iv)	have relevant and as per standard practice controls in place to monitor automatic identification system (AIS) transponders;

(v)	have controls in place to screen and assess onboarding or offloading cargo in areas they determine to present a high risk;

(vi)	have controls to assess authenticity of bills of lading, as necessary; and

(vii)	have controls in place consistent with the Sanctions Advisory.

23.22	Further assurance

(a)
Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly, and in any event within the time period specified by the Lender do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Lender may specify (and in such form as the Lender may require in favour of the Lender or its nominee(s)):

(i)
to create, perfect, vest in favour of the Lender or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Lender or any Receiver or Delegate provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Lender Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)
to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Lender to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)
Each Obligor shall, and shall procure that each other Transaction Obligor will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Lender by or pursuant to the Finance Documents.

(c)
At the same time as an Obligor delivers to the Lender any document executed by itself or another Transaction Obligor pursuant to this Clause 23.22 (Further assurance), that Obligor shall deliver, or shall procure that such other Transaction Obligor will deliver, evidence acceptable to the Lender that the Obligor's or Transaction Obligor's execution of such document has been duly authorised by it.

23.23	Pledged deposit

The Obligors shall ensure that, on and from the Utilisation Date and throughout the remainder of the Security Period, an amount of $1,000,000 in relation to each Ship which is subject to a Mortgage, shall be maintained in the credit of the Pledged Deposit Account.

23.24	Ownership and control

The Guarantor shall:

(a)	remain the direct owner of the shares of each Borrower and of the voting rights attaching to such shares; and

(b)	be the direct owner of shipping companies and of entities engaged in shipping related activities, all acceptable to the Lender.

23.25	Funding of acquisition of Ship

In the event that the acquisition cost of a Ship was funded by means of lending (or by any other means and whether documented or undocumented) that survive after the Utilisation Date to a Borrower from any person or entity acceptable to the Lender, that Borrower shall ensure that the rights of such person or entity which funded the acquisition cost of that Ship shall be fully subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to a Subordination Deed and the Subordinated Liabilities under that Subordination Deed are assigned in favour of the Lender pursuant to a Subordinated Debt Security.

23.26	Use of proceeds

Each Borrower shall ensure that no part of the proceeds of the Loan shall be used for the purposes of acquiring shares in the Lender or other banks and/or financial institutions or acquiring hybrid capital debentures of the Lender or other banks and/or financial institutions.

23.27	NASDAQ listing

The Guarantor shall maintain its listing on the NASDAQ Stock Exchange or any other stock exchange acceptable to the Lender.

23.28	No variation, release etc. of Existing Charter

Neither Borrower A nor Borrower B shall, whether by a document, by conduct, by acquiescence or in any other way:

(a)
vary the Existing Charter to which it is a party in a material manner (and for the avoidance of doubt, but without limitation, any amendment in relation to the term, the hire rate, the termination events, the parties and the governing law of that Existing Charter is considered material);

(b)
release, waive, suspend, subordinate or permit to be lost or impaired any interest or right of any kind which such Borrower has at any time to, in or in connection with, that Existing Charter or in relation to any matter arising out of or in connection with that Existing Charter; or

(c)	waive any person's breach of that Existing Charter.

23.29	No change of CEO

The chief executive officer (the "CEO") of the Guarantor as at the date of this Agreement will remain the CEO of the Guarantor throughout the Security Period.

24	INSURANCE UNDERTAKINGS

24.1	General

The undertakings in this Clause 24 (Insurance Undertakings) remain in force, in relation to Ship A and Ship B, on and from the date of this Agreement and, in relation to Ship C, on and from the Delivery Date) and, in each case, throughout the rest of the Security Period except as the Lender may otherwise permit.

24.2	Maintenance of obligatory insurances

Each Borrower shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks; and

(d)
any other risks against which the Lender considers, having regard to ship insurance or ship finance practices and other circumstances prevailing at the relevant time, it would be reasonable for that Borrower to insure and which are specified by the Lender by notice to that Borrower.

24.3	Terms of obligatory insurances

The Borrowers shall effect such insurances:

(a)	in dollars;

(b)	in the case of fire and usual marine risks (including hull and machinery and excess risks) and war risks, in an amount on an aggregate agreed value basis at least the greater of:

(i)	125 per cent. of the aggregate of (A) the Loan and (B) the Hedging Close-Out Liabilities applicable to the Borrowers; and

(ii)	the aggregate Market Value of the Ships;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market but such amount shall not be less than $1,000,000,000;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of the relevant Ship;

(e)	on approved terms; and

(f)
through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations (which are members of the International Group of Protection and Indemnity Associations).

24.4	Further protections for the Lender

In addition to the terms set out in Clause 24.3 (Terms of obligatory insurances), each Borrower shall procure that the obligatory insurances effected by it shall:

(a)	subject always to paragraph (b), name that Borrower as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Lender (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)
whenever the Lender requires, name (or be amended to name) the Lender as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Lender, but without the Lender being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Lender as loss payee with such directions for payment as the Lender may specify;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lender shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Lender; and

(f)	provide that the Lender may make proof of loss if that Borrower fails to do so.

24.5	Renewal of obligatory insurances

Each Borrower shall:

(a)	at least 21 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Lender of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Lender's approval to the matters referred to in sub-paragraph (i) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Lender's approval pursuant to paragraph (a) above; and

(c)
procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Lender in writing of the terms and conditions of the renewal.

24.6	Copies of policies; letters of undertaking

Each Borrower shall ensure that the Approved Brokers provide the Lender with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters of undertaking in a form required by the Lender and including undertakings by the Approved Brokers that:

(i)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 24.4 (Further protections for the Lender);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Lender in accordance with such loss payable clause;

(iii)	they will advise the Lender immediately of any material change to the terms of the obligatory insurances;

(iv)	they will, if they have not received notice of renewal instructions from the relevant Borrower or its agents, notify the Lender not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Lender of the terms of the instructions;

(vi)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Borrower forthwith upon being so requested by the Lender.

24.7	Copies of certificates of entry

Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Lender with:

(a)	a copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Lender; and

(c)	a copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

24.8	Deposit of original policies

Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

24.9	Payment of premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Lender.

24.10	Guarantee

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

24.11	Compliance with terms of insurances

(a)
No Borrower shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, each Borrower shall:

(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 24.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lender has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(iii)
make (and promptly supply copies to the Lender of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)
not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

24.12	Alteration to terms of insurances

No Borrower shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

24.13	Settlement of claims

Each Borrower shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)
do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

24.14	Provision of copies of communications

Each Borrower shall provide the Lender, at the time of each such communication (other than communications of an entirely routine nature), with copies of all written communications between that Borrower and:

(a)	the Approved Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

24.15	Provision of information

Each Borrower shall promptly provide the Lender (or any persons which it may designate) with any information which the Lender (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 24.16 (Mortgagee's interest and, additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Lender in respect of all fees and other expenses incurred by or for the account of the Lender in connection with any such report as is referred to in paragraph (a) above.

24.16	Mortgagee's interest and, additional perils insurances

(a)
The Lender shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance, and a mortgagee's interest additional perils insurance each in an amount of not less than 110 per cent. of the aggregate of (i) Loan and (ii) the Hedging Close-Out Liabilities and otherwise on such terms, through such insurers and generally in such manner as the Lender may from time to time consider appropriate.

(b)
The Borrowers shall upon demand fully indemnify the Lender in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

25	MOA UNDERTAKINGS

25.1	General

The undertakings in this Clause 25 (MOA Undertakings) remain in force on and from the Utilisation Date and throughout the rest of the Security Period except as the Lender may otherwise permit (such permission not to be unreasonably withheld).

25.2	No variation, release etc. of MOA

Borrower C shall not, whether by a document, by conduct, by acquiescence or in any other way:

(a)	vary the MOA (except for the entering with the Seller into an addendum no. 2 to the MOA in relation to the payment mechanism of the balance payment); or

(b)
release, waive, suspend, subordinate or permit to be lost or impaired any interest or right of any kind which Borrower C has at any time to, in or in connection with, the MOA or in relation to any matter arising out of or in connection with the MOA.

25.3	Provision of information relating to MOA

Without prejudice to Clause 21.4 (Information: miscellaneous) Borrower C shall:

(a)
immediately inform the Lender if any breach of the MOA occurs or a serious risk of such a breach arises and of any other event or matter affecting the MOA which has or is reasonably likely to have a Material Adverse Effect; and

(b)	upon the reasonable request of the Lender, keep the Lender informed as to any notice of readiness of delivery of Ship C.

25.4	No assignment etc. of MOA

Borrower C shall not assign, novate, transfer or dispose of any of its rights or obligations under the MOA.

26	GENERAL SHIP UNDERTAKINGS

26.1	General

The undertakings in this Clause 26 (General Ship Undertakings) remain in force, in relation to Ship A and Ship B, on and from the date of this Agreement and, in relation to Ship C, on and from the Delivery Date) and, in each case, throughout the rest of the Security Period except as the Lender may otherwise permit (such permission not to be unreasonably withheld in the case of paragraphs (c) and (d) of Clause 26.16 (Restrictions on chartering, appointment of managers etc.)).

26.2	Ship's name and registration

Each Borrower shall, in respect of the Ship owned by it:

(a)	keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled;

(c)	not enter into any dual flagging arrangement in respect of that Ship; and

(d)	not change the name of that Ship,

provided that any change of flag of a Ship shall be subject to:

(i)
that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on that Ship and on such other terms and in such other form as the Lender shall approve or require; and

(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Lender shall approve or require.

26.3	Repair and classification

Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain the relevant Approved Classification with an Approved Classification Society free of overdue recommendations and conditions.

26.4	Classification society undertaking

If required by the Lender in writing, each Borrower shall, in respect of the Ship owned by it, instruct the relevant Approved Classification Society (and procure that the relevant Approved Classification Society undertakes with the Lender):

(a)	to send to the Lender, following receipt of a request from the Lender, certified true copies of all original class records held by that Approved Classification Society in relation to that Ship;

(b)
to allow the Lender (or its agents), at any time and from time to time, to inspect the original class and related records of that Borrower and that Ship at the offices of that Approved Classification Society and to take copies of them;

(c)	to notify the Lender immediately in writing if that Approved Classification Society:

(i)	receives notification from that Borrower or any person that that Ship's Approved Classification Society is to be changed; or

(ii)
becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Ship's class under the rules or terms and conditions of that Borrower or that Ship's membership of that Approved Classification Society;

(d)	following receipt of a written request from the Lender:

(i)
to confirm that such Borrower is not in default of any of its contractual obligations or liabilities to that Approved Classification Society, including confirmation that it has paid in full all fees or other charges due and payable to that Approved Classification Society; or

(ii)
to confirm that that Borrower is in default of any of its contractual obligations or liabilities to that Approved Classification Society, to specify to the Lender in detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by that Approved Classification Society.

26.5	Modifications

No Borrower shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value without the prior consent of the Lender which shall not be unreasonably withheld in regards to modifications that will ensure compliance with existing or upcoming Environmental Laws and regulations.

26.6	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Borrower shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Lender; and

(iii)	the replacement part or item becomes, on installation on that Ship, the property of that Borrower and subject to the security constituted by the Mortgage on that Ship.

(b)	A Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Borrower.

26.7	Surveys

Each Borrower shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Lender, provide the Lender, with copies of all survey reports.

26.8	Inspection

Each Borrower shall permit the Lender (acting through surveyors or other persons appointed by and reporting to the Lender for that purpose and at the Borrowers' expense) to board the Ship owned by it, upon reasonable notice and without interfering with the Ship's normal course of trading (such notice and non-interference obligation not to apply following the occurrence of an Event of Default which is continuing), to inspect its condition or to satisfy themselves about proposed or executed repairs and the Borrowers shall afford all proper facilities for such inspections.

26.9	Prevention of and release from arrest

(a)	Each Borrower shall, in respect of the Ship owned by it, promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and

(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.

(b)
Each Borrower shall, immediately upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

26.10	Compliance with laws etc.

Each Obligor shall (and shall procure that each other Transaction Obligor and each Third Party Manager shall):

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to a Ship, its ownership, employment, operation, management and registration,

including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals; and

(c)
without limiting paragraph (a) above, not employ a Ship nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and Sanctions.

26.11	ISPS Code

Without limiting paragraph (a) of Clause 26.10 (Compliance with laws etc.), each Borrower shall (and shall procure that each Approved Manager will):

(a)	procure that the Ship owned by it and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code;

(b)	maintain an ISSC for that Ship; and

(c)	notify the Lender immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

26.12	Sanctions and Ship trading

Without limiting Clause 26.10 (Compliance with laws etc.), each Borrower shall procure, in respect of the Ship owned by it:

(a)	it shall not be used by or for the benefit of a Prohibited Person or in trading to or from a Sanctioned Country;

(b)
it shall not otherwise be used in any manner contrary to Sanctions (or which could be contrary to Sanctions if Sanctions were binding on each Transaction Obligor and each Third Party Manager), or in a manner that creates a risk that a Transaction Obligor or Third Party Manager will become a Prohibited Person;

(c)	it shall not be used in trading in any manner that creates a risk that such Ship will become a Sanctioned Ship;

(d)	it shall not be traded in any manner which would be reasonably likely to trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances; and

(e)
without prejudice to that above provisions of this Clause 26.12 (Sanctions and Ship trading), that each charterparty in respect of that Ship shall contain, for the benefit of that Borrower, language which gives effect to the provisions of paragraph (a) of Clause 26.10 (Compliance with laws etc.) as regards Sanctions and paragraph (b) and (c) of this Clause 26.12 (Sanctions and Ship trading) and which permits refusal of employment or voyage orders if non-compliance with such provisions would breach Sanctions (or which would result in a breach of Sanctions if Sanctions were binding on each Transaction Obligor and/or each Third Party Manager).

26.13	Trading in war zones or excluded areas

No Borrower shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers or which is otherwise excluded from the scope of coverage of the obligatory insurances unless:

(a)	the prior written consent of the Lender has been given; and

(b)	that Borrower has (at its expense) effected any special, additional or modified insurance cover which the insurers and the Lender may require.

26.14	Provision of information

Without prejudice to Clause 21.4 (Information: miscellaneous) each Borrower shall in respect of the Ship owned by it, promptly provide the Lender with any information which it requests regarding:

(a)	that Ship, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;

(d)	any towages and salvages; and

(e)	its compliance, each Approved Manager's compliance and the compliance of that Ship with the ISM Code and the ISPS Code and any Sanctions,

and, upon the Lender's request, promptly provide copies of any current Charter or sub-charter relating to that Ship, of any current guarantee of any such Charter, that Ship's Safety Management Certificate and any relevant Document of Compliance.

26.15	Notification of certain events

Each Borrower shall, in respect of the Ship owned by it, immediately notify the Lender by email, confirmed forthwith by letter, of:

(a)	any casualty to that Ship which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of that Ship for hire;

(d)	any requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of that Ship or any exercise or purported exercise of any lien on that Ship or the Earnings;

(f)	any intended dry docking of that Ship;

(g)	any Environmental Claim made against that Borrower or in connection with that Ship, or any Environmental Incident;

(h)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, any Approved Manager or otherwise in connection with that Ship;

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

(j)
any notice, or such Borrower becoming aware, of any claim, action, suit, proceeding or investigation against any Transaction Obligor, any of its Subsidiaries or any of their respective directors, officers, employees or agents with respect to Sanctions; or

(k)	any circumstances which could give rise to a breach of any representation or undertaking in this Agreement, or any Event of Default, relating to Sanctions,

and each Borrower shall keep the Lender advised in writing on a regular basis and in such detail as the Lender shall require as to that Borrower's, each Approved Manager's or any other person's response to any of those events or matters.

26.16	Restrictions on chartering, appointment of managers etc.

No Borrower shall, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)	enter into any time, voyage or consecutive voyage charter in respect of that Ship other than a Permitted Charter;

(c)
materially amend, supplement or terminate any Management Agreement or any Assignable Charter (and for the avoidance of doubt, but without limitation, any amendment on the duration, the management fees, the termination provisions, the parties and the governing law of any Management Agreement is considered material) unless, in the case of termination, such Management Agreement is immediately replaced by another Management Agreement acceptable to the Lender with an Approved Manager and such Approved Manager provides a Manager's Undertaking;

(d)
appoint a manager of that Ship other than an Approved Manager or agree to any material alteration to the terms of an Approved Manager's appointment (and for the avoidance of doubt, but without limitation, any amendment on the duration, the management fees, the termination provisions, the parties and the governing law of any Management Agreement is considered material);

(e)	de activate or lay up that Ship; or

(f)
put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $750,000 (or the equivalent in any other currency) unless that person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

26.17	Notice of Mortgage

Each Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority or, as the case may be, preferred mortgage, carry on board the Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Lender.

26.18	Sharing of Earnings

No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings.

26.19	Charterparty Assignment

If a Borrower enters into any Assignable Charter subject to obtaining the prior consent of the Lender in accordance with paragraph (b) of Clause 26.16 (Restrictions on chartering, appointment of managers etc.), that Borrower shall, at the request of the Lender, execute in favour of the Lender a Charterparty Assignment in respect of such Assignable Charter and shall deliver to the Lender any other documents as the Lender may require.

26.20	Inventory of Hazardous Materials

Each Borrower shall maintain an Inventory of Hazardous Materials in relation to the Ship owned by it.

26.21	Notification of compliance

Each Borrower shall promptly provide the Lender from time to time with evidence (in such form as the Lender requires) that it is complying with this Clause 26 (General Ship Undertakings).

27	ACCOUNTS AND APPLICATION OF EARNINGS

27.1	Accounts

No Borrower may, without the prior consent of the Lender, maintain any bank account other than the Accounts.

27.2	Payment of Earnings

Each Borrower shall ensure that:

(a)	subject only to the provisions of the General Assignment to which it is a party, all the Earnings in respect of the Ship owned by it are paid into its Operating Account; and

(b)	all Hedge Receipts in relation to that Borrower are paid into its Operating Account.

27.3	Application of Earnings

(a)	The Borrowers shall procure that there is transferred from the Operating Accounts to the Lender:

(i)	on each Repayment Date, the amount of the Repayment Instalment then due on that Repayment Date;

(ii)	on the last day of each Interest Period, the amount of interest then due on that date; and

(iii)	on any day on which an amount is otherwise due from the Borrower under a Finance Document, an amount necessary to meet that due amount,

and each Borrower irrevocably authorises and instructs:

(A)	the Account Bank to make those transfers;

(B)	the Lender to apply the transferred amounts in payment of the relevant Repayment Instalment, interest amount or other amount due.

(b)
The Earnings standing to the credit of any Operating Account shall, subject to the terms of the Account Security in respect of that Operating Account, be available to, and may be withdrawn by, the relevant Borrower throughout the Security Period, unless there is an Event of Default which is continuing or unless an Event of Default would result from the withdrawal of any such balance (or any part thereof) from that Operating Account.

27.4	Location of Accounts

Each Borrower shall promptly:

(a)	comply with any requirement of the Lender as to the location or relocation of any Account; and

(b)	execute any documents which the Lender specifies to create or maintain in favour of the Lender Security over (and/or rights of set-off, consolidation or other rights in relation to) any Account.

28	SECURITY COVER

28.1	Minimum required security cover

Clause 28.2 (Provision of additional security; prepayment) applies if the Lender notifies the Borrower that the Security Cover Ratio is below:

(a)	for the period commencing on the Utilisation Date and ending on the date falling on the second anniversary of the Utilisation Date, 125 per cent.; and

(b)	at all times thereafter, 130 per cent.

28.2	Provision of additional security; prepayment

(a)
If the Lender serves a notice on the Borrowers under Clause 28.1 (Minimum required security cover), the Borrowers shall, on or before the date falling 30 Business Days after the date on which the Lender's notice is served (the "Prepayment Date"), prepay such part of the Loan as shall eliminate the shortfall.

(b)	A Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Lender:

(i)	has a net realisable value at least equal to the shortfall; and

(ii)	is documented in such terms as the Lender may approve or require,

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.

28.3	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 28.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

28.4	Valuations binding

Any valuation under this Clause 27 (Security Cover) shall be binding and conclusive as regards each Borrower.

28.5	Provision of information

(a)
Each Borrower shall promptly provide the Lender and any Approved Valuer acting under this Clause 27 (Security Cover) with any information which the Lender or that Approved Valuer may request for the purposes of the valuation.

(b)
If a Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Valuer or the Lender considers prudent.

28.6	Prepayment mechanism

Any prepayment pursuant to Clause 28.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.3 (Voluntary prepayment of Loan); however, the application of such prepayment should be on a pro rata basis against the outstanding Repayment Instalments (including the Balloon Instalment).

28.7	Provision of valuations

(a)
The Lender shall at such times as the Lender shall deem necessary and, in any event, at least once during each calendar year, following the date of this Agreement, be provided with a valuation of each Ship and any other vessel over which additional Security has been created in accordance with Clause 28.2 (Provision of additional security; prepayment) to determine its Market Value, by an Approved Valuer and on dates to be selected by the Lender, to enable the Lender to determine the Market Value of that Ship or any other vessel and for the purposes of determining the relevant percentage referred to in Clause 27 (Security Cover).

(b)
The cost of the valuations referred to in paragraph (a) above, shall be borne by the Borrowers but no more than four times in each calendar year unless an Event of Default has occurred which is continuing in which case the cost of all valuations shall be borne by the Borrowers.

28.8	Release of additional security

If the Security Cover Ratio set out in Clause 28.1 (Minimum required security cover) shall at the relevant time exceed the percentage required pursuant to Clause 28.1 (Minimum required security cover) and the Borrowers shall have previously provided further security pursuant to this Clause 27 (Security Cover), the Lender, after receiving a notice from the Borrowers to do so (such notice to include evidence, at the cost of the Borrowers, satisfactory to the Lender that the ratio specified in Clause 28.1 (Minimum required security cover) has been maintained (without taking into account the additional security which the Borrowers request to be released) for a period of 60 consecutive days (or a shorter period as the Lender may accept) prior to such notice) will, subject to being indemnified to its satisfaction against the cost of doing so, irrevocably and unconditionally release any such further security specified by the Borrowers to the extent that the relevant ratio shall continue to be at least the percentage required pursuant to Clause 28.1 (Minimum required security cover) at the relevant time following such release provided that at the relevant time no Event of Default has occurred and is continuing or will result from such release.

29	EVENTS OF DEFAULT

29.1	General

Each of the events or circumstances set out in this Clause 29 (Events of Default) is an Event of Default except for Clause 29.22 (Acceleration) and Clause 29.23 (Enforcement of security).

29.2	Non-payment

A Transaction Obligor or a Third Party Manager does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within 3 Business Days of its due date or the date of demand.

29.3	Specific obligations

A breach occurs of Clause 4.5 (Waiver of conditions precedent), 22 (Financial Covenants), Clause 23.10 (Title), Clause 23.11 (Negative pledge), Clause 23.20 (Unlawfulness, invalidity and ranking; Security imperilled), 23.23 (Pledged deposit), 23.29 (No change of CEO), Clause 24.2 (Maintenance of obligatory insurances), Clause 24.3 (Terms of obligatory insurances), Clause 24.5 (Renewal of obligatory insurances) or save to the extent such breach is a failure to pay and therefore subject to Clause 29.2 (Non-payment) and Clause 27 (Security Cover).

29.4	Other obligations

(a)
A Transaction Obligor or a Third Party Manager does not comply with any provision of the Finance Documents (other than those referred to in Clause 29.2 (Non-payment) and Clause 29.3 (Specific obligations)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Lender giving notice to the Borrowers or (if earlier) any Transaction Obligor or any Third Party Manager becoming aware of the failure to comply.

29.5	Misrepresentation

Any representation or statement made or deemed to be made by a Transaction Obligor or a Third Party Manager in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

29.6	Cross default

(a)	Any Financial Indebtedness of any Transaction Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Transaction Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Transaction Obligor is cancelled or suspended by a creditor of any Transaction Obligor as a result of an event of default (however described).

(d)
Any creditor of any Transaction Obligor becomes entitled to declare any Financial Indebtedness of any Transaction Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 29.6 (Cross default) in respect of the Guarantor if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than in relation to the Guarantor $5,000,000 (or its equivalent in any other currency).

29.7	Insolvency

(a)	A Transaction Obligor or a Third Party Manager:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Lender in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Transaction Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Transaction Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

29.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments, a moratorium of any indebtedness, seeking bankruptcy protection, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Transaction Obligor or any Third Party Manager;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Transaction Obligor or any Third Party Manager;

(iii)
the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Transaction Obligor or any Third Party Manager or any of its assets; or

(iv)	enforcement of any Security over any assets of any Transaction Obligor or any Third Party Manager,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition or other proceeding which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

29.9	Creditors' process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a Transaction Obligor (other than an arrest or detention of the Ship referred to in Clause 29.14 (Arrest)) and is not discharged within 10 days.

29.10	Ownership

A Borrower ceases to be 100% directly owned by the Guarantor.

29.11	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for a Transaction Obligor or a Third Party Manager to perform any of its obligations under the Finance Documents.

(b)	Any obligation of a Transaction Obligor a Third Party Manager under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.

(c)
Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than the Lender) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

29.12	Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

29.13	Cessation of business

Any Transaction Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

29.14	Arrest

Any arrest of a Ship or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the relevant Borrower within 14 days of such arrest or detention.

29.15	Expropriation

(a)
The authority or ability of any Transaction Obligor or any Third Party Manager to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Transaction Obligor or any of its assets, other than:

(b)	an arrest or detention of a Ship referred to in Clause 29.14 (Arrest); or

(c)	any Requisition.

29.16	Repudiation and rescission of agreements

A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security or a Transaction Document or any of the Transaction Security otherwise ceases to remain in full force and effect for any reason.

29.17	Litigation

Any litigation, arbitration or administrative, governmental, regulatory or other investigations, proceedings or any investigations of, or before, any court, arbitral body or agency are commenced or threatened, or any judgment or order of a court, arbitral body, agency or tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or their assets which if adversely determined:

(a)	has a Material Adverse Effect; or

(b)	is reasonably likely to have a Material Adverse Effect,

unless (i) the relevant member of the Group has taken active measures to dispute such proceedings or disputes and such proceedings or disputes are dismissed or withdrawn within 14 days of being made or presented, or (ii) the combined value of such proceedings or disputes in respect of such member of the Group (other than a Borrower) does not exceed $1,000,000 (or its equivalent in any other currency) in aggregate.

29.18	Sanctions

(a)
Any Transaction Obligor or any of their respective Subsidiaries, directors, officers or employees or any Third Party Manager or any other member of the Group is designated a Prohibited Person or a Ship is designated a Sanctioned Ship.

(b)
This Clause 29.18 (Sanctions) is without prejudice to any other Event of Default which may occur by reason of breach of, or non-compliance with, any of the other provisions of this Agreement which relate to Sanctions.

29.19	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

29.20	Termination of Existing Charter

An Existing Charter is terminated or rescinded or for any reason ceases to remain in full force and effect prior to its contractual termination date without the prior consent of the Lender.

29.21	Replacement of Third Party Manager

No Event of Default will occur under this Clause 29 (Events of Default) in respect of a Third Party Manager if the Borrowers replace such Third Party Manager by another Approved Manager and deliver to the Lender the documents referred to at paragraph 2.3 of Part B of Schedule 2 (Conditions precedent) within 10 Business Days from the date of such occurrence.

29.22	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Lender may by notice to the Borrowers:

(a)	cancel the Commitment, whereupon it shall immediately be cancelled;

(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Lender,

and the Lender may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Lender may take any action referred to in Clause 29.23 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

29.23	Enforcement of security

On and at any time after the occurrence of an Event of Default which is continuing the Lender may take any action which, as a result of the Event of Default or any notice served under Clause 29.22 (Acceleration), the Lender is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 9

CHANGES TO THE PARTIES

30	CHANGES TO THE LENDER

30.1	Assignment by the Lender

Subject to this Clause 30 (Changes to the Lender), the Lender (the "Existing Lender") may assign all (but not part) of its rights under the Finance Documents to another person other than an individual (the "New Lender").

30.2	Conditions of assignment

(a)	The consent of the Borrowers is required for an assignment by the Existing Lender, unless the assignment is:

(i)	to financial institution or bank which:

(A)	has a dedicated ship finance lending desk and business; and

(B)
is not a trust or fund or pension fund or insurance company or another entity engaged in or established for the purposes of making, purchasing or investing in loans, securities or other financial assets;

(ii)	to an Affiliate of the Existing Lender;

(iii)	if the Existing Lender is a fund, to a fund which is a Related Fund; or

(iv)	made at a time when an Event of Default is continuing.

(b)
The consent of the Borrowers to an assignment must not be unreasonably withheld or delayed. Each Borrower will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c)	If:

(i)	the Existing Lender assigns any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or the Existing Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or the Existing Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender would have been if the assignment or change had not occurred.

(d)
Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender.

(e)	No costs or expenses in relation to such an assignment or transfer shall be borne by any Transaction Obligor.

30.3	Security over Lender's rights

In addition to the other rights provided to the Lender under this Clause 30 (Changes to the Lender), the Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of the Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
if the Lender is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by the Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the Lender under the Finance Documents.

31	CHANGES TO THE TRANSACTION OBLIGORS

31.1	Assignment or transfer by Transaction Obligors

No Transaction Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

31.2	Additional Subordinated Creditors

(a)	The Borrowers may request that any person becomes a Subordinated Creditor, with the prior approval of the Lender, by delivering to the Lender:

(i)	a duly executed Subordination Deed;

(ii)	a duly executed Subordinated Debt Security; and

(iii)
such constitutional documents, corporate authorisations and other documents and matters as the Lender may reasonably require, in form and substance satisfactory to the Lender, to verify that the person's obligations are legally binding, valid and enforceable and to satisfy any applicable legal and regulatory requirements.

(b)
A person referred to in paragraph (a) above will become a Subordinated Creditor on the date the Lender enters into the Subordination Deed and the Subordinated Debt Security is delivered under paragraph (a) above.

SECTION 10

ADMINISTRATION

32	PAYMENT MECHANICS

32.1	Payments to the Lender

(a)
On each date on which a Transaction Obligor is required to make a payment under a Finance Document, that Transaction Obligor shall make an amount equal to such payment available to the Lender (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Lender) and with such bank as the Lender, in each case, specifies.

32.2	Application of receipts; partial payments

(a)
If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Lender may apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in any manner it may decide.

(b)	Paragraph (a) above will override any appropriation made by a Transaction Obligor.

32.3	No set-off by Transaction Obligors

(a)	All payments to be made by a Transaction Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(b)	Paragraph (a) above shall not affect the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

32.4	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.5	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

32.6	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (after consultation with the Borrowers); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

32.7	Currency conversion

The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

32.8	Disruption to Payment Systems etc.

If either the Lender determines (in its discretion) that a Disruption Event has occurred or the Lender is notified by a Borrower that a Disruption Event has occurred:

(a)
the Lender may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Lender may deem necessary in the circumstances;

(b)
the Lender shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
any such changes agreed upon by the Lender and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents;

(d)
the Lender shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Lender) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.8 (Disruption to Payment Systems etc.).

33	SET-OFF

The Lender may set off any matured obligation due from a Transaction Obligor under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to that Transaction Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34	CONDUCT OF BUSINESS BY THE LENDER

No provision of this Agreement will:

(a)	interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

35	BAIL-IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

36	NOTICES

36.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

36.2	Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrowers, that specified in Schedule 1 (The Parties); and

(b)
in the case of any other Transaction Obligor or the Lender, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Lender on or before the date on which it becomes a Party;

or any substitute address or department or officer as that Transaction Obligor may notify to the Lender (or the Lender may notify to the other Parties, if a change is made by the Lender) by not less than five Business Days' notice.

36.3	Delivery

(a)
Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Lender will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer of the Lender specified in Schedule 1 (The Parties) (or any substitute department or officer as the Lender shall specify for this purpose).

(c)	Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.

(d)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Electronic communication

(a)
Any communication to be made or document to be delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)
Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and the Lender may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)
Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Lender only if it is addressed in such a manner as the Lender shall specify for this purpose.

(d)
Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)
Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 36.4 (Electronic communication).

36.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Lender, accompanied by a certified English translation prepared by a translator approved by the Lender and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36.6	Hedging Agreement

Notwithstanding anything in Clause 1.1 (Definitions), references to the Finance Documents or a Finance Document in this Clause do not include any Hedging Agreement entered into by a Borrower in connection with the Facility.

37	CALCULATIONS AND CERTIFICATES

37.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

37.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3	Day count convention and interest calculation

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

38	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39	REMEDIES AND WAIVERS

(a)
No failure to exercise, nor any delay in exercising, on the part of the Lender or any Receiver or Delegate, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of the Lender or any Receiver or Delegate shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

(b)	No variation or amendment of a Finance Document shall be valid unless in writing and signed by the Lender.

40	ENTIRE AGREEMENT

(a)
This Agreement, in conjunction with the other Finance Documents, constitutes the entire agreement between the Parties and supersedes all previous agreements, understandings and arrangements between them, whether in writing or oral, in respect of its subject matter.

(b)
Each Obligor acknowledges that it has not entered into this Agreement or any other Finance Document in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement or in any other Finance Document.

41	SETTLEMENT OR DISCHARGE CONDITIONAL

Any settlement or discharge under any Finance Document between the Lender and any Transaction Obligor shall be conditional upon no security or payment to the Lender by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

42	IRREVOCABLE PAYMENT

If the Lender considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to the Lender under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

43	CONFIDENTIAL INFORMATION

43.1	Confidentiality

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 43.2 (Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

43.2	Disclosure of Confidential Information

The Lender may disclose:

(a)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, insurers, insurance advisors, insurance brokers, partners and Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns (or may potentially assign) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(iii)
appointed by the Lender or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub- paragraph (i) or (ii) of paragraph (b) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit the Lender charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 30.3 (Security over Lender's rights);

(viii)	who is a Party, a member of the Group or any related entity of a Transaction Obligor;

(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(x)	with the consent of the Borrowers,

in each case, such Confidential Information as the Lender shall consider appropriate if:

(A)
in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances;

(c)
to any person appointed by the Lender or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the Lender;

(d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

43.3	DAC6

Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

43.4	Entire agreement

This Clause 43 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

43.5	Inside information

The Lender acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Lender undertakes not to use any Confidential Information for any unlawful purpose.

43.6	Notification of disclosure

The Lender agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub‑paragraph (v) of paragraph (b) of Clause 43.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 43 (Confidential Information).

43.7	Continuing obligations

The obligations in this Clause 43 (Confidential Information) are continuing and, in particular, shall survive and remain binding on the Lender for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and the Commitment has been cancelled or otherwise ceased to be available; and

(b)	the date on which the Lender otherwise ceases to be the Lender.

44	CONFIDENTIALITY OF FUNDING RATES

44.1	Confidentiality and disclosure

Each Obligor agrees to keep each Funding Rate confidential and not to disclose it to anyone.

44.2	Related obligations

(a)
Each Obligor acknowledges that each Funding Rate is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each Obligor undertakes not to use any Funding Rate for any unlawful purpose.

(b)	Each Obligor agrees (to the extent permitted by law and regulation) to inform the Lender:

(i)
of the circumstances of any disclosure made pursuant to Clause 44.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 44 (Confidentiality of Funding Rates).

44.3	No Event of Default

No Event of Default will occur under Clause 29.4 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 44 (Confidentiality of Funding Rates).

45	AMENDMENTS

45.1	Obligor intent

Without prejudice to the generality of Clauses 1.2 (Construction), 17.4 (Waiver of defences), 18.2 (Waiver of defences) and 19.4 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

46	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

47	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

48	ENFORCEMENT

48.1	Jurisdiction

(a)
Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)
To the extent allowed by law, this Clause 48.1 (Jurisdiction) is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

48.2	Service of process

(a)
Without prejudice to any other mode of service allowed under any relevant law, each Obligor (and the Obligors shall procure that each other Transaction Obligor, other than a Transaction Obligor incorporated in England and Wales):

(i)
irrevocably appoints Shoreside Agents Ltd, presently at 5 St Helen's Place, London EC3A 6AB, England (T: +44 (0)20 3771 8869, M: + 44 (0) 7591 440086, F: +44 (0)20 3771 8870, attention: Andrew Johnson) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Transaction Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Transaction Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

Name of Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

World Shipping Co.	Republic of the Marshall Islands	109649	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Email sgyftakis@seanergy.gr finance@seanergy.gr Tel.: +30 213 0181507

Honor Shipping Co.	Republic of the Marshall Islands	114553	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Email sgyftakis@seanergy.gr finance@seanergy.gr Tel.: +30 213 0181507

Mei Shipping Co.	Republic of the Marshall Islands	129759	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Email sgyftakis@seanergy.gr finance@seanergy.gr Tel.: +30 213 0181507

Name of Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

Seanergy Maritime Holdings Corp.	Republic of the Marshall Islands	27721	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Email sgyftakis@seanergy.gr finance@seanergy.gr Tel.: +30 213 0181507

Name of Hedge Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

World Shipping Co.	Republic of the Marshall Islands	109649	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Email sgyftakis@seanergy.gr finance@seanergy.gr Tel.: +30 213 0181507

Honor Shipping Co.	Republic of the Marshall Islands	114553	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Email sgyftakis@seanergy.gr finance@seanergy.gr Tel.: +30 213 0181507

Name of Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication

Mei Shipping Co.	Republic of the Marshall Islands	129759	c/o 154 Vouliagmenis Avenue, 166 74 Glyfada, Greece Attention: Stamatios Tsantanis/ Stavros Gyftakis Email sgyftakis@seanergy.gr finance@seanergy.gr Tel.: +30 213 0181507

PART B

THE ORIGINAL LENDER

Name of Original Lender	Address for Communication

PIRAEUS BANK S.A.	170, Alexandras Avenue 11521 Athens Greece For the attention of the manager Email: shipping@piraeusbank.gr

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT TO UTILISATION REQUEST

1	Obligors

1.1	A copy of the constitutional documents of each Obligor.

1.2	A copy of a resolution of the board of directors of each Obligor (in the case of the Guarantor a certified copy of such resolutions) (original to follow within 30 days from the Utilisation Date):

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Utilisation Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3
A copy of the power of attorney of any Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party (original to follow within 30 days from the Utilisation Date).

1.4	A specimen of the signature or copy of the passport of the person(s) authorised by the resolution referred to in paragraph 1.2 above and who will sign the Finance Documents.

1.5
A copy of a resolution signed by the holder(s) of the issued shares in each Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Transaction Obligor is a party.

1.6	Copies of up-to-date certificates of goodstanding in respect of each Obligor.

1.7
A copy of a certificate of each Obligor (signed by an officer) confirming that borrowing or guaranteeing, as appropriate, the Commitment would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded (original to follow within 30 days from the Utilisation Date).

1.8
A copy of a certificate of each Obligor that is incorporated outside the UK (signed by an officer) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies (original to follow within 30 days from the Utilisation Date).

1.9
A copy of a certificate of an authorised signatory of the relevant Obligor confirming the names and offices of all the directors of that Obligor and certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement and as at the Utilisation Date (as applicable) (original to follow within 30 days from the Utilisation Date).

1.10	Copies of up-to-date certificates of goodstanding and certificate of establishment in Greece (if applicable) in respect of any Approved Manager which is not a Third Party Manager.

2	MOA and other documents

2.1	Copies of the MOA and of all documents signed or issued by the Guarantor, Borrower C or the Seller (or both of them) under or in connection with it.

2.2	Such documentary evidence as the Lender and its legal advisers may require in relation to the due authorisation and execution of the MOA by the Guarantor, Borrower C and the Seller.

3	Finance Documents

3.1	If applicable, duly executed original of the Subordination Deed and copies of each Subordinated Finance Document.

3.2	A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent).

3.3	A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to this Schedule 2 (Conditions Precedent).

4	Security Documents

4.1	A duly executed original of each Account Security and each Shares Security (and of each document to be delivered under each of them).

4.2	A duly executed original of the Subordinated Debt Security.

5	Legal opinions

5.1	A legal opinion of Watson Farley & Williams, legal advisers to the Lender in England, substantially in the form obtained by the Lender before signing this Agreement.

5.2
If a Transaction Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Lender in the Relevant Jurisdiction, substantially in the form obtained by the Lender before signing this Agreement.

5.3
A legal opinion of the legal advisers to the Lender in the jurisdiction of the Approved Flag in which a Ship is registered, the jurisdiction of each Account and such other relevant jurisdictions as the Lender may require, substantially in the form obtained before signing this Agreement.

6	Other documents and evidence

6.1
A valuation of each Ship, at the Borrowers' cost, addressed to the Lender, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the Utilisation Date from an Approved Valuer which shows that the amount of the Loan to be advanced complies with Clause 5.3 (Currency and amount).

6.2
A copy of each Existing Charter (and any Assignable Charter in relation to Ship C, if applicable) duly executed by the parties thereto and of each document delivered pursuant to it, together with such documentary evidence as the Lender and its legal advisers may require in relation to the due authorisation and execution of each Existing Charter (or, as the case may be, Assignable Charter, in the case of Ship C) by each of the parties thereto.

6.3	Evidence that any process agent referred to in Clause 48.2 (Service of process), if not a Transaction Obligor, has accepted its appointment.

6.4
A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

6.5	The original of any mandates or other documents required in connection with the opening or operation of each Account and Safekeeping Securities Account(s).

6.6	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

6.7
Such evidence as the Lender may require, prior to the execution of this Agreement, for it to be able to satisfy its "know your customer" or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

6.8	Copies of the Original Financial Statements.

PART B

CONDITIONS PRECEDENT TO PREPOSITIONING OF FUNDS

1	Obligors

A copy of certificate of an authorised signatory of the relevant Obligor certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date (original certificate to follow within 30 days from the Utilisation Date).

2	Ship and other security

2.1
A duly executed original of each General Assignment, each Charterparty Assignment in respect of the relevant Existing Charter, each Manager's Undertaking and of each document to be delivered under or pursuant to each of them in respect of each Ship (other than Ship C).

2.2	Documentary evidence that each Ship (other than Ship C):

(a)	is permanently registered in the name of the relevant Borrower under an Approved Flag;

(b)
is in the absolute and unencumbered ownership of the Borrower owning that Ship, save as contemplated by the existing mortgage(s) over that Ship registered in favour of the Lender pursuant to the Existing Facility Agreement as security for the Existing Indebtedness;

(c)	maintains the relevant Approved Classification with the relevant Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society.

(d)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

2.3	Documents establishing that each Ship (other than Ship C) is managed commercially and technically by the Approved Manager on terms acceptable to the Lender, together with copies of:

(a)	the Approved Technical Manager's Document of Compliance;

(b)
that Ship's Safety Management Certificate (together with any other details of the applicable Safety Management System which the Lender requires) and of any other documents required under the ISM Code and the ISPS Code in relation to each Ship including without limitation an ISSC; and

(c)	any other trading certificates and evidence in respect of the lightweight of each Ship.

3	Other documents and evidence

3.1	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

3.2
A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document not previously supplied.

PART C

CONDITIONS PRECEDENT TO THE RELEASE OF PREPOSITIONED FUNDS

1	Obligors

A copy of certificate of an authorised signatory of the relevant Obligor certifying that each copy document which it is required to provide under this Part C of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Delivery Date (original certificate to follow within 30 days from the Utilisation Date).

2	Ship and other security

2.1
A duly executed original of each Mortgage in relation each Ship together with documentary evidence that such Mortgage has been duly registered or recorded (as the case may be) as a valid first preferred or priority (as the case may be) ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.

2.2	Documentary evidence that:

(a)
Ship C has been unconditionally delivered by the Seller to, and accepted by, Borrower C under the MOA and that the full purchase price payable and all other sums due to the Seller under the MOA, other than the sums to be financed pursuant to Tranche B, have been paid to the Seller;

(b)	Ship C is provisionally registered in the name of Borrower C under its Approved Flag;

(c)	each Ship is in the absolute and unencumbered ownership of the Borrower owning that Ship save as contemplated by the Finance Documents;

(d)	Ship C maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and

(e)	Ship C is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

2.3
Documents establishing that Ship C is managed commercially by its Approved Commercial Manager and technically by its Approved Technical Manager respectively on terms acceptable to the Lender, together with copies of:

(a)	the Approved Technical Manager's Document of Compliance;

(b)
Ship C's Safety Management Certificate (together with any other details of the applicable Safety Management System which the Lender requires) and of any other documents required under the ISM Code and the ISPS Code in relation to Ship C including without limitation an ISSC; and

(c)	any other trading certificates and evidence in respect of the lightweight of Ship C.

2.4	An opinion from an independent insurance consultant acceptable to the Lender on such matters relating to the Insurances as the Lender may require.

3	Legal opinions

Legal opinions of the legal advisers to the Lender in the jurisdiction of the Approved Flag of each Ship and such other relevant jurisdictions as the Lender may require.

4	Other documents and evidence

4.1	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

4.2	Evidence satisfactory to the Lender that the Pledged Deposit is standing to the credit of the Pledged Deposit Account in accordance with Clause 23.23 (Pledged deposit).

4.3
A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document not previously supplied.

4.4	A copy of the relevant invoice from the Seller to be provided by the Seller to Borrower C pursuant to the MOA.

4.5	Evidence that any part of the Purchase Price which is not being financed under the Loan has been paid by Borrower C to the Seller pursuant to the MOA or will be paid together with the Loan.

4.6
Evidence that upon the Delivery Date, all sums then due (if any) to the Lender in respect of the Existing Indebtedness, other than the sums financed pursuant to Tranche A, have been paid in full to the Lender.

SCHEDULE 3

REQUESTS

PART A

UTILISATION REQUEST

From:	WORLD SHIPPING CO.
Trust Company Complex, Ajeltake Road
Ajeltake Island, Majuro
Marshall Islands MH 96960

HONOR SHIPPING CO.
Trust Company Complex, Ajeltake Road
Ajeltake Island, Majuro
Marshall Islands MH 96960

and

MEI SHIPPING CO.
Trust Company Complex, Ajeltake Road
Ajeltake Island, Majuro
Marshall Islands MH 96960
as Borrowers

To:	PIRAEUS BANK S.A.
170, Alexandras Avenue
11521 Athens
Greece

as Lender

Attention: Loans Administration

Dated: [●] 2025

Dear Sirs

World Shipping Co., Honor Shipping Co. and Mei Shipping Co. - $53,560,000 Facility Agreement dated [●] 2025 (the "Agreement")

1
We refer to the Agreement. This is the Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[●] 2025 (or, if that is not a Business Day, the next Business Day)
Amount
Tranche A:	$[●]
Tranche B:	$[●]
Interest Period:	[1][3][6] Months

3
We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4	The proceeds of the Loan should be applied as follows:

(a)	[the amount of $[●] shall be credited in the Pledged Deposit Account in satisfaction of our obligation under Clause 23.23 (Pledged deposit) of the Agreement;]

(b)	[the amount of $[●] corresponding to the transaction fee shall be paid to the Lender in satisfaction of the Borrowers' obligation under Clause 11.1 (Transaction fee) of the Agreement;]

(c)	the balance of Tranche A being $[●] shall be credited to [insert relevant account details]; and

(d)	the balance of Tranche B being $$[●] shall be credited to [insert account details of the Seller].

5
We further confirm no part of the proceeds of the Loan shall be used for the purpose of acquiring shares in the share capital of the Lender or other banks and/or financial institutions or acquiring hybrid capital debentures of the Lender or other banks and/or financial institutions.

6	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
WORLD SHIPPING CO.

authorised signatory for
HONOR SHIPPING CO.

authorised signatory for
MEI SHIPPING CO.

PART B

SELECTION NOTICE

From:	WORLD SHIPPING CO.
Trust Company Complex, Ajeltake Road
Ajeltake Island, Majuro
Marshall Islands MH 96960

HONOR SHIPPING CO.
Trust Company Complex, Ajeltake Road
Ajeltake Island, Majuro
Marshall Islands MH 96960

and

MEI SHIPPING CO.
Trust Company Complex, Ajeltake Road
Ajeltake Island, Majuro
Marshall Islands MH 96960

as Borrowers

To:	PIRAEUS BANK S.A.
170, Alexandras Avenue
11521 Athens
Greece

as Lender

Dated: [●]

Dear Sirs

World Shipping Co., Honor Shipping Co. and Mei Shipping Co. - $53,560,000 Facility Agreement dated [●] 2025 (the "Agreement")

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2	We request that, subject to paragraph (f) of Clause 9.1 (Selection of Interest Periods) of the Agreement, the next Interest Period for the Loan be [1][3][6] Months.

3	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
WORLD SHIPPING CO.

authorised signatory for
HONOR SHIPPING CO.

authorised signatory for
MEI SHIPPING CO.

SCHEDULE 4

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of the Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	Two Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of the Utilisation Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))

Reference Rate is fixed	Quotation Day

SCHEDULE 5

FORM OF COMPLIANCE CERTIFICATE

To:         PIRAEUS BANK S.A.
170, Alexandras Avenue
11521 Athens
Greece

as Lender

From:    Seanergy Maritime Holdings Corp.

Dated: [●]

Dear Sirs

World Shipping Co., Honor Shipping Co. and Mei Shipping Co. - $53,560,000 Facility Agreement dated [●] 2025 (the "Agreement")

1
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that:

(a)	the Cash is $[●]; and

(b)	the Leverage Ratio is [●] per cent.

3	We confirm that no Default is continuing.

Signed:

Officer of
SEANERGY MARITIME HOLDINGS CORP.

EXECUTION PAGES

BORROWERS

SIGNED by Stavros Gyftakis	)
as attorney-in-fact	)	/s/ Stavros Gyftakis
for and on behalf of	)
WORLD SHIPPING CO.	)
in the presence of:	)

Witness' signature:	)
Witness' name: Ilias Theocharis	)	/s/ Ilias Theocharis
Witness' address: ATTORNEY-AT-LAW	)
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS – GREECE

SIGNED by Stavros Gyftakis	)
as attorney-in-fact	)	/s/ Stavros Gyftakis
for and on behalf of	)
HONOR SHIPPING CO.	)
in the presence of:	)

Witness' signature:	)	/s/ Ilias Theocharis
Witness' name: Ilias Theocharis	)
Witness' address: ATTORNEY-AT-LAW	)
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS – GREECE

SIGNED by Stavros Gyftakis	)
as attorney-in-fact	)	/s/ Stavros Gyftakis
for and on behalf of	)
MEI SHIPPING CO.	)
in the presence of:	)

Witness' signature:	)	/s/ Ilias Theocharis
Witness' name: Ilias Theocharis	)
Witness' address: ATTORNEY-AT-LAW	)
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS – GREECE

GUARANTOR

SIGNED by Stavros Gyftakis	)
as attorney-in-fact	)	/s/ Stavros Gyftakis
duly authorised	)
for and on behalf of	)
SEANERGY MARITIME HOLDINGS CORP.	)
in the presence of:	)

Witness' signature:	)
Witness' name: Ilias Theocharis	)	/s/ Ilias Theocharis
Witness' address: ATTORNEY-AT-LAW	)
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS – GREECE

HEDGE GUARANTORS

SIGNED by Stavros Gyftakis	)
as attorney-in-fact	)	/s/ Stavros Gyftakis
for and on behalf of	)
WORLD SHIPPING CO.	)
in the presence of:	)

Witness' signature:	)	/s/ Ilias Theocharis
Witness' name: Ilias Theocharis	)
Witness' address: ATTORNEY-AT-LAW	)
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS – GREECE

SIGNED by Stavros Gyftakis	)
as attorney-in-fact	)	/s/ Stavros Gyftakis
for and on behalf of	)
HONOR SHIPPING CO.	)
in the presence of:	)

Witness' signature:	)	/s/ Ilias Theocharis
Witness' name: Ilias Theocharis	)
Witness' address: ATTORNEY-AT-LAW	)
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS – GREECE

SIGNED by Stavros Gyftakis	)
as attorney-in-fact	)	/s/ Stavros Gyftakis
for and on behalf of	)
MEI SHIPPING CO.	)
in the presence of:	)

Witness' signature:	)	/s/ Ilias Theocharis
Witness' name: Ilias Theocharis	)
Witness' address: ATTORNEY-AT-LAW	)
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS – GREECE

ORIGINAL LENDER

SIGNED by Konstantinos Petropoulos	)	/s/ Konstantinos Petropoulos
and by Maria Stamatiou	)	/s/ Maria Stamatiou
duly authorised	)
for and on behalf of	)
PIRAEUS BANK S.A.	)
in the presence of:	)

Witness' signature:	)	/s/ Ilias Theocharis
Witness' name: Ilias Theocharis	)
Witness' address: ATTORNEY-AT-LAW	)
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE
KALLITHEA 176 74
ATHENS – GREECE